UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 15, 2011

Accelerated Acquisitions XII, Inc
 (Exact Name of Registrant as Specified in its Charter)

Delaware	000-54062	27-2787118
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1840 Gateway Drive, Suite 200, Foster City, CA	94404
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 283-2653

Email: aj@rhn.tv atonn@rhn.tv tneher@accelvp.com

_____________________________________________
(Former name or former address, if changed since last report)

 (Address of Principal Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

On August 15, 2011, Accelerated Acquisitions XII (the “Company”) entered into a Licensing Agreement (“Licensing Agreement”) with Real Hip-Hop Network Broadcast Corporation (“Licensor”) pursuant to which the Company was granted an exclusive, non-transferrable worldwide license for certain first run movies, live concerts, break-dance battles, rhyme competitions, documentaries, news, DJ competitions and interviews (“media content”), TV Network, Website, digital, radio, broadband (“distribution platforms”), distribution contracts,  patents, intellectual property, know-how, trade secret information to provide intelligent, family-appropriate Hip-Hop content to a multi-racial/multi-generational demographic. The Company is currently evaluating all licensors distribution contracts and will not take assignment of any contact liabilities until the evaluation is completed and the Company has completed its financing objectives outlined in the “Overview” and “Plan of Operations” sections below.

Except for the rights granted under the License Agreement, Licensor retains all rights, title and interest to the media content and any additions thereto—although the License includes the Company’s right to utilize such additions.

The term of the License commences on the date of the Licensing Agreement and continues for thirty (30) years, provided that the Licensee is not in breach or default of any of the terms or conditions contained in this Agreement.  In addition to other requirements, the continuation of the License is conditioned on the Company generating net revenues in the normal course of operations or the funding by the Company of specified amounts for qualifying distribution and commercialization expenses related to the media content. In addition, the Company is required to fund certain specified expenses related to the distribution of the media content as specified in the License Agreement. The license is terminated upon the occurrence of events of default specified in the License Agreement and outlined as followed:

If any of the Parties are in breach or default of the terms or conditions contained in this Agreement and do not rectify or remedy that breach or default within 90 days from the date of receipt of notice by the other party requiring that default or breach to be remedied, then the other party may give to the party in default a notice in writing terminating this Agreement.

Licensee may, at its option, terminate this Agreement at anytime by doing the following:

By ceasing to use the media content and distribution platforms facilitated by any Licensed Products in their entirety. Giving sixty (60) days prior written notice to Licensor of such cessation and of Licensee’s intent to terminate, and upon receipt of such notice, Licensor may immediately begin negotiations with other potential licensees and all other obligations of Licensee under this Agreement will continue to be in effect until the date of termination. By tendering payment of all accrued royalties and other payments due to Licensor as of the date of the notice of termination and evidencing to the Licensor that provision has been made for any prospective royalties and other payments to which Licensor may be entitled after the date of termination.

Licensor may terminate the License Agreement if Licensee is in breach or default of the terms or conditions contained in this Agreement and does not rectify or remedy that breach or default within 90 days from the date of receipt of notice by Licensor requiring that default or breach to be remedied, then Licensor, may alter License granted by this Agreement with regards to its exclusivity, its territorial application and restrictions on its application.

Licensor may terminate the License Agreement if Licensee is in breach or default of the terms or conditions contained in this Agreement and does not rectify or remedy that breach or default within 90 days from the date of receipt of notice by Licensor requiring that default or breach to be remedied, then Licensor, may alter License granted by this Agreement with regards to its exclusivity, its territorial application and restrictions on its application.  The License Agreement attached as Exhibit 10.1.

Item 2.01    Completion of Acquisition or Disposition of Assets.

On August 15, 2011, Accelerated Acquisitions XII (the “Company”) entered into a Licensing Agreement (“Licensing Agreement”) with Real Hip-Hop Network Broadcast Corporation (“Licensor”) pursuant to which the Company was granted an exclusive, non-transferrable worldwide license for certain media content, distribution contracts, distribution platforms, patents, intellectual property, know-how, trade secret information to provide intelligent, family-appropriate Hip-Hop content to a multi-racial/multi-generational demographic.

The Company acquired the media content and distribution platform rights from the Licensor, a company based in Washington D.C. that will continue its business of media content development and be a third party media content supplier to the Company, Atonn Muhammad is the founder and President of Licensor and has been President, Chief Executive Officer (CEO) and director of the Company since July 16, 2011. Mr. Muhammad is also the President and CEO and shareholder of SSM Media Ventures, Inc. that owns 22,350,000 shares of the Company’s outstanding common stock, representing an 88.2% ownership interest in the Company. SSM Media Ventures purchased its shares in the Company on July 16, 2011 as disclosed in a Form 8-K filed on July 19, 2011. There were no other agreements between the Company and SSM Media Ventures prior to the Share Purchase Agreement entered into on July 16, 2011.

Mr. Timothy Neher, the Company’s Chief Executive Officer prior to July 16, 2011, controls Accelerated Venture Partners, LLC (“AVP”), an entity which has agreed to provide financial advisory services to the Company. AVP owns 3,000,000 shares of the Company’s outstanding common stock, representing an 11.8% ownership interest in the Company (collectively, SSM Media Ventures and AVP own 100% of the Company as there are no other stockholders). Up to 1,500,000 of AVP’s shares can be repurchased by the Company for $0.0001 per share under certain circumstances. AVP is entitled to receive specified cash compensation if the Company achieves certain financial milestones as outlined in the “Our Business” section below and as described in Exhibit 10.4 to the Current Report on Form 8-K filed on July 19, 2011.

Aside from the Licensor, SSM Media Ventures, Mr. Muhammad, AVP and Mr. Neher, no other parties have an interest related to the Share Purchase Agreement or the Licensing Transaction. The parties were introduced by direct contact from Mr. Muhammad to AVP.

Under the terms of the Licensing Agreement, the Company has agreed to pay the Licensor one percent (1%) of any royalties received if the Company grants any third parties royalty-bearing licenses to the content or distribution platforms. In addition, the Company has agreed to pay Licensor a royalty of one quarter of one percent (0.25%) of all gross revenue resulting from use of the content or distribution platforms by the Company. In order to retain its rights, the Company must receive revenues or fund a minimum of $2 million in qualified Content distribution and commercialization expenses before the third anniversary of the Licensing Agreement (at least $0.5 million of which must be before the first anniversary of the Licensing Agreement and at least $1 million of which must be before the second anniversary of the Licensing Agreement). There are additional customary commercialization requirements in the Licensing Agreement, and this description is qualified by the terms of the Licensing Agreement attached as Exhibit 10.1.

Item 5.06    Change in Shell Company Status.

Prior to the Company’s entry into the business of media content distribution and commercialization of  media content distribution platforms through the execution of the License Agreement as described in Item 1.01 above, the Company was a “shell company” (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended). As a result of entering into this agreement and undertaking efforts into the distribution of media content, we ceased to be a shell company.

None of the Company’s securities are registered for resale with the Securities and Exchange Commission. The outstanding shares of common stock may only be resold through registration under the Securities Act of 1933, or under an applicable exemption from registration

OTHER PERTINENT INFORMATION

Unless specifically set forth to the contrary, when used herein, the terms “Accelerated Acquisitions XII, Inc.”, "we", "our", the "Company" and similar terms refer to Accelerated Acquisitions XII, Inc., a Delaware corporation.

FORM 10 DISCLOSURE

Item 2.01(f) of Form 8-K states that if the registrant was a shell company, like our company, the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10.  Accordingly, we are providing below the information that would be included in a Form 10 if we were to file a Form 10.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

This report contains forward-looking statements. These forward-looking statements are subject to known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  These forward-looking statements were based on various factors and were derived utilizing numerous assumptions and other factors that could cause our actual results to differ materially from those in the forward-looking statements.  These factors include, but are not limited to our ability to develop our operations, our ability to satisfy our obligations, our ability to consummate the acquisition of additional assets, our ability to generate revenues and pay our operating expenses, our ability to raise capital as necessary, economic, political and market conditions and fluctuations, government and industry regulation, interest rate risk, U.S. and global competition, and other factors.  Most of these factors are difficult to predict accurately and are generally beyond our control.  You should consider the areas of risk described in connection with any forward-looking statements that may be made herein.  Readers are cautioned not to place undue reliance on these forward-looking statements and readers should carefully review this report in its entirety, including the risks described in "Risk Factors" and the risk factors described in our other filings with the Securities and Exchange Commission.  Except for our ongoing obligations to disclose material information under the Federal securities laws, we undertake no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events.  These forward-looking statements speak only as of the date of this report, and you should not rely on these statements without also considering the risks and uncertainties associated with these statements and our business.

OUR BUSINESS

From inception May 4, 2010, Accelerated Acquisitions XII, Inc. was organized as a vehicle to investigate and, if such investigation warrants, acquire a target company or business seeking the perceived advantages of being a publicly held corporation. Our principal business objectives were to achieve long-term growth potential through a combination with a business rather than immediate, short-term earnings. The Company has not restricted our potential candidate target companies to any specific business, industry or geographical location and, thus, may acquire any type of business.

On May 4, 2010, the Registrant sold 5,000,000 shares of Common Stock to Accelerated Venture Partners, LLC for an aggregate investment of $2,000.00.  The Registrant sold these shares of Common Stock under the exemption from registration provided by Section 4(2) of the Securities Act.

On July 16, 2011, SSM Media Ventures, Inc (“Purchaser”) agreed to acquire 22,350,000 shares of the Company’s common stock par value $0.0001 for a price of $0.0001 per share.  At the same time, Accelerated Venture Partners, LLC agreed to tender 3,500,000 of their 5,000,000 shares of the Company’s common stock par value $0.0001 for cancellation.  Following these transactions, SSM Media Ventures owned approximately 94% of the Company’s 23,850,000 issued and outstanding shares of common stock par value $0.0001 and the interest of Accelerated Venture Partners, LLC was reduced to approximately 6% of the total issued and outstanding shares.  Simultaneously with the share purchase, Timothy Neher resigned from the Company’s Board of Directors and Atonn Muhammad was simultaneously appointed to the Company’s Board of Directors.  Such action represents a change of control of the Company.

The Purchaser used their working capital to acquire the Shares. The Purchaser did not borrow any funds to acquire the Shares. Prior to the purchase of the shares, the Purchaser was not affiliated with the Company. However, the Purchaser will be deemed an affiliate of the Company after the share purchase as a result of their stock ownership interest in the Company. The purchase of the shares by the Purchaser was completed pursuant to written Subscription Agreements with the Company.  The purchase was not subject to any other terms and conditions other than the sale of the shares in exchange for the cash payment. The Company intends to file a Certificate of Amendment to its Certificate of Incorporation with the Secretary of State of Delaware in order to change its name to “Real Hip-Hop Network, Inc.”.

On July 18, 2011, the Company entered into a Consulting Services Agreement with Accelerated Venture Partners LLC (“AVP”), a company controlled by Timothy J. Neher.  The agreement requires AVP to provide the  Company  with certain advisory services that include reviewing the Company’s business plan, identifying and introducing prospective financial and business partners, and providing general business advice regarding the Company’s operations and business strategy in consideration of (a) an option granted by the Company to AVP to purchase 1,500,000 shares of the Company’s common stock at a price of $0.0001 per share (the “AVP Option”) (which was immediately exercised by the holder) subject to a repurchase option granted to the Company to repurchase the shares at a price of $0.0001 per share in the event the Company fails to complete funding as detailed in the agreement subject to the following milestones:
.
● Milestone 1 -	Company’s right of repurchase will lapse with respect to 60% of the shares upon securing $10 million in available cash from funding;
● Milestone 2 -	Company’s right of repurchase will lapse with respect to 20% of the Shares upon securing $20 million in available cash (inclusive of any amounts attributable to Milestone 1);
● Milestone 3 -	Company’s right of repurchase will lapse with respect to 20% of the Shares upon securing $30 million in available cash (inclusive of any amounts attributable to Milestone 2);
and (b) cash compensation at a rate of $66,667 per month.  The payment of such compensation is subject to Company’s achievement of certain designated milestones, specifically, cash compensation of $800,000 is due consultant upon the achievement of Milestone 1, $800,000 upon the achievement of Milestone 2 and $800,000 upon the achievement of Milestone 3. Upon achieving each Milestone, the cash compensation is to be paid to consultant in the amount then due at the rate of $66,667 per month. The total cash compensation to be received by the consultant is not to exceed $2,400,000 unless the Company receives an amount of funding in excess of the amount specified in Milestone 3. If the Company receives equity or debt financing that is an amount less than Milestone 1, in between any of the above Milestones or greater than the above Milestones, the cash compensation earned by the Consultant under this Agreement will be prorated according to the above Milestones. The Company also has the option to make a lump sum payment to AVP in lieu of all amounts payable thereunder.

On August 15, 2011, Accelerated Acquisitions XII (the “Company”) entered into a Licensing Agreement (“Licensing Agreement”) with Real Hip-Hop Network Broadcast Corporation (“Licensor”) pursuant to which the Company was granted an exclusive, non-transferrable worldwide license for certain first run movies, live concerts, break-dance battles, rhyme competitions, documentaries, news, DJ competitions and interviews (“media content”), distribution platforms, patents, intellectual property, know-how, trade secret information to provide intelligent, family-appropriate Hip-Hop content to a multi-racial/multi-generational demographic. The Company is currently evaluating all licensors distribution contracts and will not take assignment of any contact liabilities until the evaluation is completed and the Company has completed its financing objectives outlined in the “Overview” and “Plan of Operations” sections below.

Except for the rights granted under the License Agreement, Licensor retains all rights, title and interest to the content and any additions thereto—although the License includes the Company’s right to utilize such additions.

The term of the License commences on the date of the Licensing Agreement and continues for thirty (30) years, provided that the Licensee is not in breach or default of any of the terms or conditions contained in this Agreement.  In addition to other requirements, the continuation of the License is conditioned on the Company generating net revenues in the normal course of operations or the funding by the Company of specified amounts for qualifying distribution and commercialization expenses related to the media content. In addition, the Company is required to fund certain specified expenses related to the distribution of the media content as specified in the License Agreement. The license is terminated upon the occurrence of events of default specified in the License Agreement and outlined as followed: If any of the Parties are in breach or default of the terms or conditions contained in this Agreement and do not rectify or remedy that breach or default within 90 days from the date of receipt of notice by the other party requiring that default or breach to be remedied, then the other party may give to the party in default a notice in writing terminating this Agreement.

Licensee may, at its option, terminate this Agreement at anytime by doing the following: By ceasing to use the media content and distribution platforms facilitated by any Licensed Products. Giving sixty (60) days prior written notice to Licensor of such cessation and of Licensee’s intent to terminate, and upon receipt of such notice, Licensor may immediately begin negotiations with other potential licensees and all other obligations of Licensee under this Agreement will continue to be in effect until the date of termination. By tendering payment of all accrued royalties and other payments due to Licensor as of the date of the notice of termination and evidencing to the Licensor that provision has been made for any prospective royalties and other payments to which Licensor may be entitled after the date of termination.

Licensor may terminate the License Agreement if Licensee is in breach or default of the terms or conditions contained in this Agreement and does not rectify or remedy that breach or default within 90 days from the date of receipt of notice by Licensor requiring that default or breach to be remedied, then Licensor, may alter License granted by this Agreement with regards to its exclusivity, its territorial application and restrictions on its application.

Licensor may terminate the License Agreement if Licensee is in breach or default of the terms or conditions contained in this Agreement and does not rectify or remedy that breach or default within 90 days from the date of receipt of notice by Licensor requiring that default or breach to be remedied, then Licensor, may alter License granted by this Agreement with regards to its exclusivity, its territorial application and restrictions on its application.  The License Agreement attached as Exhibit 10.1.

The Company is an emerging growth company that has licensed media content and distribution platforms to entry into a unique business of providing intelligent, family-appropriate Hip-Hop content to a multi-racial/multi-generational demographic. We will continue to acquire media content as well as internally develop content with the goal of informing and enriching our young adult audience and encouraging their participation across platforms. The Company will operate a television network, The Real Hip-Hop Network (“RHN”), a website, RHN.TV, and RHN Mobile that will distribute media content to mobile devices.

 OVERVIEW

The Company licensed all right to RHN media content and distribution platforms that include a cable channel that provides intelligent, family-appropriate Hip-Hop content to a multi-racial/multi-generational 18-34 year-old audience demographic. RHN’s website RHN.TV is designed to be the Internet destination for the Company’s target audiences.  RHN Mobile delivers music, gaming, and video content to the target audiences on wireless devices across wireless service providers. The Company also intends use its broadband and digital platforms to deliver video streaming content to gaming systems that include: X-BOX 360, NINTENDO Wii, and PLAYSTATION 3. RHN has beta tested the delivery of live streaming version of its video content online and on RHN.TV. RHN has also beta tested its content to over 164,000,000 households in Africa, Europe, and the Middle East through an informal available time brokerage agreement with Ethiopian Broadcast System (EBS). The RHN will continue to beta test in the United States (“US”) with an estimated audience of 3 million households until the Company can launch commercially hrough national subscription TV that is estimated to be the fall of 2011. RHN assigned the Company a distribution term sheet with DirecTV, which could allow the Company to launch to a viewership of an estimated 18 million subscribers (attached as Exhibit A of the License Agreement Exhibit 10.1).  RHN has also assigned a term sheets to the Company to launch on the DISH Network which could give access to another estimated 14 million subscribers (attached as Exhibit B of the License Agreement Exhibit 10.1). In addition, RHN has identified and negotiated Local Marketing Agreements (LMA) to carry the network with additional Low Power Television Stations in (21) major and secondary markets outlined in the distribution and marketing section below which could add an additional 37 million households. The Company is evaluating all of the licensors distribution agreements and will not take assignment of any agreements until the Company is ready to commercially launch and has accomplished is financing objectives outlined below.

The Company intends to motivate its audiences to make a difference in their lives and communities with a broad and impactful pro-social agenda. In addition to providing a mix of approximately 45% music video-based entertainment, approximately 55% of RHN’s lineup includes original programming revolving around the Hip-Hop lifestyle, culture and pro-social programs, such as first run movies, live concerts, break-dance battles, rhyme competitions, documentaries, news, DJ competitions, interviews and exciting original content. We are currently evaluating all our options to commercialize our licensed content and platforms. The Company’s concept and content has been beta tested and has not been deployed for commercial sale anywhere in the world. Each country has different requirements for deployment, so the commercialization process is likely to be lengthy and complex. The Company may employ different strategies in different areas of the world, such as sublicensing deployment and commercialization rights for some territories while retaining rights for other territories.

Our primary sources of revenue are affiliate fees and advertising. Affiliate fees are derived from long-term distribution agreements with cable, satellite and telecommunications operators who pay us a monthly fee for each subscriber household that receives RHN content.

The Company will not be able to commercialize either its media content or distribution platforms without additional capital, if we do not raise additional funds of at least $2 million for the advancement of its content distribution over the next three years we will lose our rights to the media content and distribution platforms. The Company will require significant additional financing in order to meet the milestones and requirements of its Business Plan and avoid discontinuation of the License.  Funding would be required for staffing, marketing, public relations and the necessary distribution to expanding the scope of its offering to include the global market. The Company intends to seek at an aggregate of $50,000,000 in 2011 and 2012 through the sale of equity or convertible debt securities, the issuance of these securities could dilute existing shareholders. The Company’s funding plans include selling additional capital stock and/or borrowing to fund the aforementioned expenses. The Company intends to approach Hedge Funds, Venture Capital Groups, Private Investment Groups and other Institutional Investment Groups in its efforts to achieve future funding. It is estimated that $7,626,649 will be used for management, sales and marketing, $25,860,155 will be used for the TV network fees, an estimated $5,717,918 will be spent on finance closing, legal, accounting, rent and other payables and $7,179,041 will be spent on production and programming leaving $3,616,237 in reserve for increased working capital.

 It’s estimated that the minimum amount of capital the Company needs to raise over the next twelve months is $2 million to continue operations.  There is no guarantee that the Company will be able to raise this or any amount of additional capital and a failure to do so would have a significant adverse effect on the Company’s ability, or would cause significant delays in its ability to address the market for content delivery and achieve its Business Plan. Neither the Company nor any of its advisors or consultants has significant experience in raising funds similar to the $50,000,000 estimated to be required.

INDUSTRY BACKGROUND

The ways in which young adults consume media and engage with news, information and lifestyle content are undergoing profound changes. We believe the dynamic preferences and consumption patterns of young adults are not being adequately addressed by traditional media outlets. At the same time, technology is transforming the way media is created, expanding the universe of content creators, altering the cost structure of content production and distribution, and enabling delivery across multiple platforms. The packaging and programming of content is also evolving, enabling new means of distribution capable of rapidly adapting to changing consumer preferences. As the way young adults engage with news, information and lifestyle content changes, it presents new challenges to networks and advertisers who target the 18-34 year-old audience demographic. These challenges include:

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Evolution in the media preferences and consumption patterns of young adults.    Young adults want to engage with programming related to news, information and lifestyle, but their consumption patterns have evolved faster than traditional television programming, leaving their needs underserved.

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Changes in media programming and production.    Digital media tools enable scalable production with relatively low overhead, open systems and small teams, which has changed the way content can be processed, organized and delivered.

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Evolution in content creation.    Changes in the means and cost structure of content production and distribution have significantly expanded the universe of potential content creators. As a result, programming can be a conversation between viewers and a network, offering freedom from one-way communication and resulting in unprecedented engagement and participation.

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Changes in advertising models that drive the media industry.    Advertisers devote the largest portion of their media spending to television. However, the traditional TV advertising model is becoming less effective with young adults, who are changing their viewing patterns.

MARKET OPPORTUNITY

We believe there is a significant gap between what is being delivered by traditional sources of TV and what is demanded by young adults. Young adults need and want news and information about what is going on in their world; however, they have not had a news and information source on TV that speaks to them. Young adults increasingly are turning to other platforms, especially the Internet, for news and information.

As a result, there is a large market opportunity to develop an integrated media platform capable of cost-effectively engaging young adults around news, information and lifestyle entertainment, and to build a brand premised on communicating what is going on in the lives of this young-adult generation. There is demand from both young adults and the advertisers who target them for a media platform that engages 18-34 year-olds in their own voices and from their own perspectives, and whose content is defined by what is most important in their lives: from pop culture to politics, careers to relationships.

We believe our media platform will motivate its audiences to make a difference in their lives and communities with a broad and impactful pro-social agenda. In addition, providing a mix of approximately 45% music video-based entertainment, approximately 55% of  RHN’s lineup includes original programming revolving around the Hip-Hop lifestyle, culture and pro-social programs, such as first run movies, live concerts, break-dance battles, rhyme competitions, documentaries, news, DJ competitions, interviews and exciting original content provides a compelling way to capture this opportunity.

HIP-HOP MARKET

Originating an estimated 30 years ago as an “underground” urban music genre popular in a few large U.S. cities, Hip-Hop has evolved and expanded into a broadly popular global entertainment and cultural medium.  Business Week reported as early as 2005 that there were an estimated 100 million Hip-Hop fans worldwide, including 50 million in the U.S. alone. The following discussion highlights what the Company believes is distinctive appeal of the Hip-Hop market, focusing on the characteristics that make it ideally suited to support the Company’s dedicated programming network.  Specifically:

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While it has grown far beyond its music roots, Hip-Hop is fundamentally a media-based industry targeting a media-centric audience.  It is estimated that Hip-Hop is the second largest selling music category, trailing only Country (for which, by comparison, there are already three dedicated cable networks).  There are at least two Hip-Hop radio stations ranked among the top 10 (based on listenership) in nine of the ten largest U.S. markets.

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Hip-Hop music and culture have broad appeal to a large cross-section of the U.S. teen and young adult population (i.e., individuals aged 12-34).  While Hip-Hop retains its popularity and cultural draw in the urban market, the majority of Hip-Hop consumers are Caucasian suburbanites – reflecting the significant (and growing) urban influence on suburban culture.  Hip-Hop’s broad appeal has made the genre extremely important and attractive to major advertisers seeking to connect with this difficult to reach young audience.

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Leading Hip-Hop entertainers have emerged as “One Man Brands,” achieving enormous success in marketing apparel, footwear, video games, etc. – as well as endorsing products and “crossing over” into television and film acting careers.

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Finally, entertainment and “reality” television programming with Hip-Hop themes is increasingly prevalent and popular, while Hip-Hop videos are estimated to be the most popular genre in the MTV Network’s music menu as well as the most popular programming category on the Black Entertainment Television (“BET”)

The entrepreneurial spirit and savvy of leading Hip-Hop artists initially transformed the marketing landscape by establishing the “One Man Brand.”  More recently, Hip-Hop entrepreneurs have increasingly intertwined their own initiatives with the activities of major advertisers and Fortune 500 companies.

PROGRAMMING STRATEGY

Programming is anticipated to be the company’s fundamental strength and the factor that most distinguishes the network from competitors.  We will provide 2-5 times the number of hours devoted to Hip-Hop music videos than existing mainstream music channels. The Company will not only devote more time to current and past Hip-Hop “stars,” but will also devote much more time to emerging artists in the field.  In addition, the number of hours of programming the company will devote to news, magazine, lifestyle and reality shows about and/or featuring Hip-Hop artists will be extremely difficult to duplicate by other networks because our network will initially be built with essentially “no cost” music videos which will form the basis of much of its programming schedule, RHN’s programming strategy allows for greater ability to manage investment, as the business scales.

Programming Themes and Concepts

The Company intends to be flexible with its programming mix and content to respond to its target market.  However, the network’s plan is to establish a programming schedule consisting of approximately 45% music video-based entertainment, and about 55% original programming revolving around the Hip-Hop lifestyle and culture.  More than half of the original programming is expected to be studio-based shows, magazine shows and documentaries/reality shows produced by the Company (e.g., generally modest cost, hosted shows with interviews and some live performances), while the remaining half of original programming is expected to be acquired and/or bartered from independent producers.

A broad sampling of the specific programming themes and concepts that the network intends to feature include:

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Music video-based programming.  We intend to air a number of distinct one-hour blocks of Hip-Hop music videos – some of which will be hosted.  Some of the programs will be purely music video playback, while others will include interviews, live performances and studio audiences. The legendary show, Video Juke Box, is anticipated to be aired, hosted by Ralph McDaniels, known as a pioneer who was the first to produce and host a video music show based around Hip-Hop culture and music.  VR-20 (Video Request Top 20) will feature the top 20 Rap videos of the day.  Hosted by VJs in front of a studio audience, this show will also feature live performances and interviews.  The Real Gritty Top 20 will showcase the day’s top 20 underground Hip-Hop videos, selected by viewer request.  Rap World will feature blocks of international Hip-Hop music videos.  Beauty and the Beats will feature all female artists.  In addition, there will be three other blocks of Hip-Hop videos daily on the network.  In all, about 45% of the programming week will be devoted to blocks of exclusively Hip-Hop videos.  This content will provide a springboard and a cross-promotional tool for other our original and acquired programming.

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Live Concert Series. We intends to air up to six original Hip-Hop concerts per year, featuring artists ranging from the well-established to the up-and-coming and these concerts will be repeated throughout the calendar year.

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News, Magazine Shows, and daily Talk Show.  The Company will produce and acquire a number of topical news and magazine shows that detail relevant news and information about the Hip-Hop community.  For example, One Nation Hip-Hop will be an “Entertainment Tonight”-style program providing information about the latest TV shows, movies and sitcoms featuring the biggest and hottest Hip-Hop celebrities.  It will also feature current album releases and concert tour information.  Analyze This will feature celebrity guests from diverse backgrounds discussing the issues and controversies behind rap lyrics, and Hip-Hop Insider will be a news show featuring politics, news and sports, hosted by RHN VJs.  Mogol is a Hip-Hop business show featuring segments on record industry economics, news on the latest deals of superstar Hip-Hop recording artists, and lifestyle segments with showcases of homes, cars and travel destinations of the Hip-Hop elite.  Rap Sheet is a Hip-Hop news and commentary show featuring writers from Hip-Hop’s greatest magazines, including Source, Vibe and XXL.  Finally, management has plans for a nightly talk show called Hip-Hop Late Nite featuring live guests.

•
Documentary and “Competition” Programming.  We will seek to assemble a stable of documentaries and artist profiles/features programs.  Legend will chronicle the greatest Hip-Hop legends, while Behind the Platinum will showcase the backstage, behind the scenes scandals, shady deals, violence and murder that exist in the dark corners of the music industry.  Dollar and Dream will document the rise of Hip-Hop’s greatest artists.  In addition, Unsigned Heat will profile the hottest unsigned MC’s in the business.  Competition style programming will include Technics World, a DJ competition, and Rap Wars, a nationwide MC freestyle battle competition.  Rap Superstar will be an American Idol-style Rap show with celebrity guest judges.  In addition, the Company has acquired and will “re-version” extensive footage and pre-produced segments that have been developed by Pseudo Entertainment and others.  Much of this content is of high quality and is readily adaptable for television using low cost post-production techniques.  This approach mirrors that often used by The History Channel, Biography and others, to develop quality documentary and reality programming at a modest cost.

•	Entertainment Programming. The Company intends to round out its programming schedule with a number of entertaining shows designed to appeal to segments of its target audience. These shows include:

▪	Kissed or Dissed – a dating show chronicling the dates of Hip-Hop singles culminating in whether their partners will be kissed or dissed.
▪	Beneath the World Order – a Company original animated series.
▪	Flip Side – a reality show where two people from different worlds switch places.
▪	Chrome – a program dedicated to Hip-Hop’s love affair with cars.
▪	Street Skillz: Street Ball Tournament – hosted by popular former MTV hosts Ed Lover and Dr. Dre, this show offers the winner of a street basketball tournament a workout with NBA scouts.
▪	Couture with Toni – a fashion show based on Hip-Hop fashion hosted by the Company’s personalities.
▪	Every Woman has a Story – a show on women and their struggles.

▪
Serve it Up – this show features Raz B, a former member of pop super group B2K and an actor in the movie about Hip-Hop dance “You Got Served.”  The show will have top Hip-Hop dance troops compete for cash and prizes in front of celebrity judges.

▪
The Deal – featuring The Outlawz, this show takes a behind-the-scenes look at their lives both on and off stage, as they struggle to make their own way outside the legacy of legendary artist Tupac Shakur.

In the event distribution and revenue proceed at a different pace than projected, the Company has the flexibility to adopt a different programming mix (e.g., exhibit more “no cost” music videos) and thereby contain costs.

Key elements of the Company’s programming model include:

•
Acquired entertainment programming/partnerships with existing niche producers.  We believe that much of the acquired entertainment programming can be obtained at a modest cost.  In addition, by partnering with existing niche producers for the development of certain ongoing original programming, The Company anticipates to be able to obtain distribution rights to a significant amount of content at no cash cost (i.e., on a barter basis).  Our production staff will support the creation of an expanded number of programs by these partners and ensure an on-air look consistent with the network’s overall format.

•
Acquired and re-versioned documentary programming.  By employing a combination of acquired documentary programming and utilization of post-production resources to enhance and package footage and segments obtained at little or no cost from sources we will be able to offer an appealing array of documentary-style content at a very feasible total cost.

•
Original studio production.  A significant percentage of our original programming will be studio-based.  Most shows (whether news, magazine, talk shows or hosted music video segments) will be hosted by staff VJs and will feature interviews and live performances from Hip-Hop artists looking to promote their latest work.  Costs for this programming can be carefully managed.  Hosted music video programs will feature wrap-around introductions and commentary produced efficiently in the studio, as well.

•
Opportunity for multiple airings.  Much of the Company’s programming can be aired on multiple occasions, providing viewers with additional opportunities for viewing the content, while also minimizing costs.  Given the network’s reliance on music videos, most of our annual programming needs will be constantly refreshed at little or no cost, as music labels/record companies will provide new releases of music videos on a continual basis.  This is expected to account for about 3,600 hours of the approximate 8,000 hours of annual programming needed by the Company.  The remaining programming hours will be filled with modest-cost acquired programming and no-cost bartered programming, as well as original Company productions.  Acquired programming is expected to be repeated as many as ten times and original Company productions are expected to be repeated on average as many as six times.

DISTRIBUTION and MARKETING STRATEGY

The strategy is to provide content to its audience across all available media outlets: Broadcast TV, Broadcast Radio, Cable/Satellite, Broadband Internet, Print, mobile video, and gaming systems. In order for a media company to be competitive, it must have a multi-platform distribution strategy. Advertisers who are seeking to reach the coveted 18-34 demographic must reach beyond traditional spots and dots and cover the spectrum of all the most popular media platforms.  The trend in media is portability and access to content when and where you want it. The successful new media company will be everywhere there audience is.

RHN assigned the Company a distribution term sheet with DirecTV, which could allow the Company to launch to a viewership of an estimated 18 million subscribers (attached as Exhibit A of the License Agreement Exhibit 10.1).  RHN has also assigned a term sheets to the Company to launch on the DISH Network which could give access to another estimated 14 million subscribers (attached as Exhibit B of the License Agreement Exhibit 10.1). In addition, RHN has identified and negotiated Local Marketing Agreements (LMA) to carry the network with additional Low Power Television Stations in (21) major and secondary markets outlined in the distribution and marketing section below which could add an additional 37 million households. The Company is evaluating all of the licensors distribution agreements and will not take assignment of any agreements until the Company is ready to commercially launch and has accomplished is financing objectives outlined in the “Plan of Operations” section below.

Management believes that the network’s programming will attract viewership and that the network’s concept will engender strong grass roots support from Hip-Hop fans.  As such, the network’s overall distribution and consumer marketing strategy is focused on the following:

•
Exposure. Marketing our network with key strategic partners, such as Fortune 500 companies, which are now recognizing the enormous size of the Hip-Hop Community.  We will appoint a sales team to utilize approach on large and multiple opportunity advertisers.

•
Grass roots support.  RHN recently completed the production of a major Hip-Hop concert event, and will continue to pursue grass roots marketing campaigns and develop launch and other promotional events that will attract Hip-Hop fans.  These activities will not only contribute to the buzz and success of market-specific launches, they will also create broadened awareness of and interest in the network among Hip-Hop fans throughout the country.  These fans will then be actively encouraged to support the network’s distribution efforts through follow-up targeted marketing campaigns.

•	Sponsorship: Promoting our services at television media industry shows as well as Hip-Hop events across the country and early stage advertising, in areas of potential viewership

•
Source magazine promotion.  The Company will also consistently promote the Hip-Hop Network and encourage grass roots support through its widely read partners and influential Source and Vibe magazines.  Source and Vibe reaches the core of the Hip-Hop fan base – and provides a very effective means for stimulating “word-of-mouth” about the Real Hip-Hop Network.

Radio

The Company intends to acquire Local Marketing Agreements with broadcasters in strategic markets in the United States. Broadcast affiliates have already been identified. This strategy will create a radio presence for the Real Hip-Hop Network Brand with cross promotion capability with its broadcast foot print starting in New York City, NY, Los Angeles, CA, Chicago, IL and Washington, DC.

Digital Content Delivery

The Company anticipates broad distribution through digital platforms to cross promote our brands and sell digital content subscriptions through our web and TV properties. Ringtones, Wallpaper, and Music Video Downloads may be made available for a monthly subscription fee. The Company also intends to leverage its television viewing audience to create a mobile text community. The network has a short code that will be used to get gain revenue through fee-based music video or contest voting like other television shows.

Smart Phone Media Distribution

According to CTIA-The Wireless Association® an international nonprofit membership organization that has represented the wireless communications industry since 1984 states that the cell phone universe has over 300 million mobile subscribers, and the number of smart phone users will exceed 70 million in the U.S. in 2011.  The Company intends to have mobile applications platforms and use existing platforms to make available a mobile version of its channel to be streamed live to all smart phones.

Broadband

The web is the next frontier of the media world. RHN.TV intends to create a virtual audience build out from the channels national fan base. The network will stream its channel to the site live 24 hours a day and post popular shows on the site to be viewed on-demand.  Free RHN.TV e-mail addresses will be made available to the public as well as social networking and video file sharing like youtube.com. Premium digital content will be bought and sold online. RHN.TV will use existing popular social networking platforms to create and maintain an active and growing network of RHN fans and supporters.

Web-Based Marketing

Critical to producing visibility and traffic is the use of the Web for advertising.  We plan  to have a  campaign which will increase traffic and contribute to "brand  recognition" and "brand loyalty" through a combination of search engine listings with meta-tags that produce search results in the top 10 on listings for Hip-Hop information. With the advent of WebTV, we believe that the prospect of entering more homes as a menu option delivered by a portal site like AOL or Google could enhance media exposure and visitation. The advent of broadband Internet services will be important but will not reduce our primary presence on “standard” television.

Marketing Schedule

Our final model, content, product brand and technology are all under development.  We intend our initial launch will occur in the fall of 2011.  We intend to place banner advertisements on our strategic partner sites which are yet to be determined. Also, we intend to have an aggressive marketing plan to solicit priority partner sponsorship from a host of providers currently serving the customers of this Hip-Hop Community.  We are taking steps to a validated list of prospects for online advertising. We plan to negotiate with other Web sites to purchase our banner inventory.

AFFILIATE SALES STRATEGY

The Company understands that opportunities for new networks to secure analog and even digital basic distribution are extremely limited and often require significant launch incentive payments that substantially increase the investment associated with the network.  Further, we are aware that its core audience is both highly coveted by advertisers and intensely interested in the network’s subject matter. For these reasons, the Company believes it can succeed as a service distributed via digital tiers and plans to seek inclusion in reasonably priced digital programming tiers that target a young adult audience. We may also be willing to explore ala carte distribution, if plans like those recently put in place by large networks become increasingly common.

In addition to positioning the network for tiered distribution, management intends to aggressively pursue early stage distribution by alternative video providers, most notably the major telephone companies.  It is believed that securing distribution via these outlets will significantly enhance prospects for carriage among the more established cable and satellite distributors.  Specifically, both Verizon and SBC have publicly announced plans to offer a range of programming choices that far exceeds anything currently available to consumers.  Further, because these companies are collectively building their fiber-based distribution networks in nearly every major market in the country, widespread carriage of RHN may place pressure on cable and satellite distributors on essentially a nationwide basis with a particular emphasis on the markets where the Hip-Hop’s appeal is likely to be greatest.

The Company will focus its distribution and consumer marketing efforts on major urban markets with significant African-American population concentrations and where Hip-Hop-formatted radio stations are consistently among the leading local radio outlets.

ADVERTISING SALES STRATEGY

The Company’s advertising sales strategy centers on leveraging three primary strengths: (1) the appeal of its target audience; (2) unique cross-media packaging opportunities; and (3) the network’s expected major market concentration. The Company’s ability to capitalize on these key strengths is anticipated to be supported by strategic alliance within young adult marketing organizations.

Our advertising sales attributes are outlined in additional detail below:

Attractive audience demographics and strong appeal to major advertisers. The Hip-Hop audience is concentrated in the hard-to-reach 12-34 demographic.  Major advertisers are already aligning with Hip-Hop personalities as a means for reaching this demographic with extraordinary results.  As examples, sales of products including Reebok footwear, Courvoisier and Cadillac are all reported to have increased dramatically as a result of Hip-Hop marketing relationships or in some instances the mere mention of the product in a Hip-Hop song.

Niche appeal to selected key brands/product categories. In addition to Hip-Hop’s appeal to major advertisers, the culture/lifestyle is closely aligned with certain brands and product categories, including clothing and footwear lines designed by or for Hip-Hop artists, as well as selected other products in the automotive, beverage and retail category. The Company intends to provide a natural vehicle for these advertisers to reach a loyal and lucrative customer base.  Just a few examples of industries with leading brands endorsed by Hip-Hop personalities include: Automotive, Soft Drinks, Malt Beverages, Footwear, Beauty/Hygiene and others.

Magazine partnership.  We intend to partner with Hip-Hop magazines that will enable the Company to advertise in proven print media outlets that hold strong appeal and have an established market position in the Hip-Hop segment.  In addition to differentiating us from competing networks, packaging may allow the Company to generate significant advertising revenues at an earlier stage than is typically possible for standalone program networks.

Concentration in major markets. It is anticipated that the Company’s initial distribution will be concentrated in the country’s largest television markets.  These markets are the highest priority for major advertisers, suggesting that the Company may be able to interest larger advertisers even in its early stages of development.

COMPETITIVE ENVIROMENT

Competitors to what the Company is offering include:

•
MTV Networks.  Following its launch as the first video music network in 1981, Viacom subsidiary Music Television (MTV) changed the television landscape and ultimately the music industry.  In 2009, MTV was among the most widely distributed cable networks, available to over 98 million homes. While still effectively targeting the 12-34 demographic, MTV has substantially changed its programming format in recent years to feature reality programming such as The Real World and other series’ such as the popular Pimp My Ride.

•
BET Networks.  Black Entertainment Television (BET) launched in 1980. In 2009, BET was available to 90 million homes worldwide.  BET provides a range of programming intended to reflect African-American culture, including educational programs, sports, public affairs and music content.  Further, the popularity of BET’s music programming led the organization to develop BET Jazz – which is available to approximately over 11 million homes and features jazz videos, films and documentaries.

•
TV One.  TV One targets African American adults (i.e., the 25-54 demographic) with a mix of lifestyle programming, classic series, movies, fashion and music content.  With ownership including Radio One, Comcast and DIRECTV, TV One is estimated to have attained distribution to 18 million homes in its first year of operation, and is current available to 48 million households.  This network reflects the subscription TV industry’s growing interest in enhancing its appeal to the African American market.

•
VH1 Networks.  Also owned by Viacom, the VH1 family of networks provides a range of music video and music-centered programming – geared primarily to the 25-54 demographic.  In 2009, VH1 was available to 97 million households.

•
FUSE.  Owned by Rainbow Media, FUSE promoted itself as the “only all-music, viewer-influenced television network.”  FUSE programming includes music videos, artist interviews, live concerts and specials that emphasize “alternative” rock.  In certain respects, FUSE is suggestive of the potential for RHN – as a truly music-centered alternative to the MTV family, with a concentrated emphasis on the 12-34 demographic and a particular, popular music-based lifestyle.

The Company intends to differentiate itself through a full-time focus on Hip-Hop content, the range of its coverage of the Hip-Hop culture, its unique understanding of the Hip-Hop lifestyle that emanates from direct involvement in the industry, and its focus on delivering higher-quality, family-appropriate Hip-Hop content to a multi-generational demographic.

GOVERNMENT REGULATIONS

 The scope of communications regulations to which we or our distributors are subject varies from country to country. Typically, video programming regulation in each of the countries in which we or our distributors operate or plan to operate requires that domestic broadcasters and platform providers secure certain licenses from the domestic communications authority. Additionally, most nations have communications legislation and regulations that set standards regarding program content and the content and scheduling of television advertisements. Most nations also have legislation and regulations that provide that a certain portion of programming carried by broadcasters or multi-channel video programming distributors be produced domestically and to some degree be sourced from domestic production companies that are independent of the distributor. Some jurisdictions in which we plan to operate have strict censorship of content, and prohibited content may vary substantially over time.

In most countries, communications regulations are generally subject to periodic and ongoing governmental review and legislative initiatives that may affect the nature of programming we are able to offer and the means by which it is distributed. For example, the U.S. Federal Communications Commission, or FCC, is considering expansion of the exclusivity ban on programmers affiliated with cable operators to programmers affiliated with satellite networks. Any such restrictions, if adopted, could adversely affect our ability to negotiate with satellite programming distributors should we become subject to any such rules. In addition, some policymakers maintain that cable and satellite operators should be required to offer programming to subscribers on a network-by-network, or á la carte, basis or to provide "family friendly" program tiers. The unbundling or tiering of program services could result in reduced subscriber households and advertising revenues and increased marketing expenses. The timing, scope or outcome of these reviews and initiatives could be unfavorable to us, and any changes to current communications legislation or regulations could require adjustments to our operations.

The laws relating to the liability of providers of online services are currently unsettled both within the U.S. and abroad. Claims against other companies with online businesses similar to ours have been threatened and filed under both U.S. and foreign law for defamation, libel, invasion of privacy and other data protection, tort, unlawful activity, copyright or trademark infringement or other theories based on ads posted on a website and content generated by a website's users. Compliance with these laws is complex and may impose significant additional costs on us and restrictions on our business. Any failure to comply with these laws could subject us to significant liability.

EMPLOYEES

We currently have five full time employees. None of our employees are represented by a labor union and we consider our relationships with our employees to be good.

RISK FACTORS

Before you invest in our securities, you should be aware that there are various risks. You should consider carefully these risk factors, together with all of the other information included in this annual report before you decide to purchase our securities. If any of the following risks and uncertainties develop into actual events, our business, financial condition or results of operations could be materially adversely affected.

Our independent auditors have expressed substantial doubt about our ability to continue as a going concern, which may hinder our ability to continue as a going concern and our ability to obtain future financing.

In their report dated March 31, 2011, our independent auditors stated that our financial statements for the period from inception May 4, 2010 through March 31, 2011were prepared assuming that we would continue as a going concern. Our ability to continue as a going concern is an issue raised as a result of recurring losses from operations and cash flow deficiencies since our inception. We continue to experience net losses. Our ability to continue as a going concern is subject to our ability to generate a profit and/or obtain necessary funding from outside sources, including obtaining additional funding from the sale of our securities, increasing sales or obtaining loans and grants from various financial institutions where possible. If we are unable to continue as a going concern, you may lose your entire investment.

 We were formed in May, 2010 and have a limited operating history and, accordingly, you will not have any basis on which to evaluate our ability to achieve our business objectives.

We are a development stage company with limited operating results to date. Since we do not have an established operating history or regular sales yet, you will have no basis upon which to evaluate our ability to achieve our business objectives.

 The absence of any significant operating history for us makes forecasting our revenue and expenses difficult, and we may be unable to adjust our spending in a timely manner to compensate for unexpected revenue shortfalls or unexpected expenses.

As a result of the absence of any operating history for us, it is difficult to accurately forecast our future revenue. In addition, we have limited meaningful historical financial data upon which to base planned operating expenses. Current and future expense levels are based on our operating plans and estimates of future revenue. Revenue and operating results are difficult to forecast because they generally depend on our ability to promote and sell our services. As a result, we may be unable to adjust our spending in a timely manner to compensate for any unexpected revenue shortfall, which would result in further substantial losses. We may also be unable to expand our operations in a timely manner to adequately meet demand to the extent it exceeds expectations.

Our limited operating history does not afford investors a sufficient history on which to base an investment decision.

We are currently in the early stages of developing our business. There can be no assurance that at this time that we will operate profitably or that we will have adequate working capital to meet our obligations as they become due.

Investors must consider the risks and difficulties frequently encountered by early stage companies, particularly in rapidly evolving markets. Such risks include the following:

●	competition
●	ability to anticipate and adapt to a competitive market;
●	ability to effectively manage expanding operations; amount and timing of operating costs and capital expenditures relating to expansion of our business, operations, and infrastructure; and
●	dependence upon key personnel to market and sell our services and the loss of one of our key managers may adversely affect the marketing of our services.

We cannot be certain that our business strategy will be successful or that we will successfully address these risks. In the event that we do not successfully address these risks, our business, prospects, financial condition, and results of operations could be materially and adversely affected and we may not have the resources to continue or expand our business operations.

 We are a development stage company and are substantially dependent on a third party

The Company is a development stage Company and is currently substantially dependent upon media content and distribution platforms licensed from The Real Hip-Hop Network Broadcast Corporation..  Moreover, since demand for our Hip-Hop content acquired has not, to the Company’s knowledge, been effectively addressed by others on a global basis, Management believes, but cannot assure, that it has an opportunity and both the capability and experience to be successful in its endeavor to generate revenues in its target markets.

We have no profitable operating history and May Never Achieve Profitability

From inception (May 4, 2010) through March 31, 2011, the Company has an accumulated deficiency during the development stage of $1,800 notwithstanding the fact that the principals of the Company have worked without salary and the Company has operated with minimal overhead. We are an early stage company and have a limited history of operations and have not generated revenues from operations since our inception. We are faced with all of the risks associated with a company in the early stages of development. Our business is subject to numerous risks associated with a relatively new, low-capitalized company engaged in our business sector. Such risks include, but are not limited to, competition from well-established and well-capitalized companies, and unanticipated difficulties regarding the marketing and sale of our services. There can be no assurance that we will ever generate significant commercial sales or achieve profitability. Should this be the case, our common stock could become worthless and investors in our common stock or other securities could lose their entire investment.

We have a need to raise additional capital

The Company will not be able to commercialize either its media content or distribution platforms without additional capital, if we do not raise additional funds of at least $2 million for the advancement of its content distribution over the next three years it will lose its rights to the media content and distribution platforms. The Company will require significant additional financing in order to meet the milestones and requirements of its Business Plan and avoid discontinuation of the License.  Funding would be required for staffing, marketing, public relations and the necessary research precedent to expanding the scope of its offering to include the global market. The Company intends to seek at an aggregate of $50,000,000 in 2011 and 2012 through the sale of equity or convertible debt securities, the issuance of these securities could dilute existing shareholders. The Company’s funding plans include selling additional capital stock and/or borrowing to fund the aforementioned expenses. The Company intends to approach Hedge Funds, Venture Capital Groups, Private Investment Groups and other Institutional Investment Groups in its efforts to achieve future funding. It is estimated that $7,626,649 will be used for management, sales and marketing, $25,860,155 will be used for the TV network fees, an estimated $5,717,918 will be spent on finance closing, legal, accounting, rent and other payables and $7,179,041 will be spent on programming leaving $3,616,237 in reserve for increased working capital.

 It’s estimated the minimum amount of capital the company needs to raise over the next twelve months is $2 million to continue operations.  There is no guarantee that the Company will be able to raise this or any amount of additional capital and a failure to do so would have a significant adverse effect on the Company’s ability, or would cause significant delays in its ability to address the market for content delivery and achieve its Business Plan. Neither the Company nor any of its advisors or consultants has significant experience in raising funds similar to the $50,000,000 estimated to be required.

The Company’s Management and its advisors lack meaningful experience in the marketing of the Licensed Media Content

In view of the fact that the marketing of the Company’s licensed media content the content is new and there are no known comparable models in the market, the Company lacks the specific experience to implement its Business Plan.  While the Company will seek to obtain resources which will support its marketing activities, there is no assurance that this lack of experience will not negatively affect the Company’s implementation of its Business Plan and prospects for growth and ultimate success.

Dependence on our Management, without whose services Company business operations could cease.

 At this time, our management is wholly responsible for the development and execution of our business plan. Our management is under no contractual obligation to remain employed by us, although they have no present intent to leave. If our management should choose to leave us for any reason before we have hired additional personnel our operations may fail. Even if we are able to find additional personnel, it is uncertain whether we could find qualified management who could develop our business along the lines described herein or would be willing to work for compensation the Company could afford. Without such management, the Company could be forced to cease operations and investors in our common stock or other securities could lose their entire investment.

 Our officers and directors devote limited time to the Company’s business and are engaged in other business activities

 At this time, four officers, two of them also directors devote their full-time attention to the Company’s business. Based upon the growth of the business, we would intend to employ additional management and staff. With only four fulltime devoted officers and directors the Company’s business could adversely affect the Company’s business operations and prospects for the future. Without a full-time devoted management team, the Company could be forced to cease operations and investors in our common stock or other securities could lose their entire investment.

Concentrated control risks; shareholders could be unable to control or influence key corporate actions or effect changes in the Company’s board of directors or management.

 Our current officers and directors control SSM Media Ventures who currently own 22,350,000 shares of our common stock, representing approximately 88.2% of the voting control of the Company. Our current officers and directors therefore have the power to make all major decisions regarding our affairs, including decisions regarding whether or not to issue stock and for what consideration, whether or not to sell all or substantially all of our assets and for what consideration and whether or not to authorize more stock for issuance or otherwise amend our charter or bylaws.

Lack of additional working capital may cause curtailment of any expansion plans while raising of capital through sale of equity securities would dilute existing shareholders’ percentage of ownership

 Our available capital resources will not be adequate to fund our working capital requirements based upon our present level of operations for the 12-month period subsequent to March 31, 2011. A shortage of capital would affect our ability to fund our working capital requirements. If we require additional capital, funds may not be available on acceptable terms, if at all. In addition, if we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could dilute existing shareholders. If funds are not available, we could be placed in the position of having to cease all operations.

We do not presently have a traditional credit facility with a financial institution. This absence may adversely affect our operations

 We do not presently have a traditional credit facility with a financial institution. The absence of a traditional credit facility with a financial institution could adversely impact our operations. If adequate funds are not otherwise available, we may be required to delay, scale back or eliminate portions of our operations and product development efforts. Without such credit facilities, the Company could be forced to cease operations and investors in our common stock or other securities could lose their entire investment.

 Our success is substantially dependent on general economic conditions and business trends, particularly in the natural products, a downturn of which could adversely affect our operations

The success of our operations depends to a significant extent upon a number of factors relating to business spending. These factors include economic conditions, activity in the financial markets, general business conditions, personnel cost, inflation, interest rates and taxation. Our business is affected by the general condition and economic stability of our customers and their continued willingness to work with us in the future. An overall decline in the demand for media content could cause a reduction in our sales and the Company could face a situation where it never achieve sales and thereby be forced to cease operations.

We will need to increase the size of our organization, and may experience difficulties in managing growth.

We are a small company four full-time employees. We expect to experience a period of significant expansion in headcount, facilities, infrastructure and overhead and anticipate that further expansion will be required to address potential growth and market opportunities. Future growth will impose significant added responsibilities on members of management, including the need to identify, recruit, maintain and integrate managers. Our future financial performance and its ability to compete effectively will depend, in part, on its ability to manage any future growth effectively.

We are subject to compliance with securities law, which exposes us to potential liabilities, including potential rescission rights.

We have offered and sold our common stock to investors pursuant to certain exemptions from the registration requirements of the Securities Act of 1933, as well as those of various state securities laws. The basis for relying on such exemptions is factual; that is, the applicability of such exemptions depends upon our conduct and that of those persons contacting prospective investors and making the offering. We have not received a legal opinion to the effect that any of our prior offerings were exempt from registration under any federal or state law. Instead, we have relied upon the operative facts as the basis for such exemptions, including information provided by investors themselves.

If any prior offering did not qualify for such exemption, an investor would have the right to rescind its purchase of the securities if it so desired. It is possible that if an investor should seek rescission, such investor would succeed. A similar situation prevails under state law in those states where the securities may be offered without registration in reliance on the partial preemption from the registration or qualification provisions of such state statutes under the National Securities Markets Improvement Act of 1996. If investors were successful in seeking rescission, we would face severe financial demands that could adversely affect our business and operations. Additionally, if we did not in fact qualify for the exemptions upon which it has relied, we may become subject to significant fines and penalties imposed by the SEC and state securities agencies.

We incur costs associated with SEC reporting compliance.

We incur certain costs of compliance with applicable SEC reporting rules and regulations including, but not limited to attorneys fees, accounting and auditing fees, other professional fees, financial printing costs and Sarbanes-Oxley compliance costs in an amount estimated at approximately $25,000 per year. On balance, the Company determined that the incurrence of such costs and expenses was preferable to the Company being in a position where it had very limited access to additional capital funding.

The availability of a large number of authorized but unissued shares of common stock may, upon their issuance, lead to dilution of existing stockholders.

We are authorized to issue 100,000,000 shares of common stock, $0.0001 par value per share, of which, as of August 3, 2011, 25,350,000 shares of common stock were issued and outstanding. We are also authorized to issue 10,000,000 shares of preferred stock, $0.0001 par value, none of which are issued and outstanding.  These shares may be issued by our board of directors without further stockholder approval. The issuance of large numbers of shares, possibly at below prior investment valuations, is likely to result in substantial dilution to the interests of other stockholders. In addition, issuances of large numbers of shares may adversely affect the value of our common stock.

We may need additional capital that could dilute the ownership interest of investors.

We require substantial working capital to fund our business. If we raise additional funds through the issuance of equity, equity-related or convertible debt securities, these securities may have rights, preferences or privileges senior to those of the rights of holders of our common stock and they may experience additional dilution. We cannot predict whether additional financing will be available to us on favorable terms when required, or at all. Since our inception, we have experienced negative cash flow from operations and expect to experience significant negative cash flow from operations in the future. The issuance of additional common stock by the Company may have the effect of further diluting the proportionate equity interest and voting power of holders of our common stock.

We may not have adequate internal accounting controls. While we have certain internal procedures in our budgeting, forecasting and in the management and allocation of funds, our internal controls may not be adequate.

We are constantly striving to improve our internal accounting controls. While we believe that our internal controls are adequate for our current level of operations, we believe that we may need to employ accounting additional staff as our operations ramp up. Additionally, our board of directors has not designated an Audit Committee and we do not presently have any outside directors.  We intend to attract outside directors once the Company commences full operations, and to designate an Audit Committee from such outside directors. There is no guarantee that such projected actions will be adequate or successful or that such improvements will be carried out on a timely basis. If, in the future, we do not have adequate internal accounting controls, we may not be able to appropriately budget, forecast and manage our funds, we may also be unable to prepare accurate accounts on a timely basis to meet our continuing financial reporting obligations and we may not be able to satisfy our obligations under US securities laws.

We do not intend to pay cash dividends in the foreseeable future

We currently intend to retain all future earnings for use in the operation and expansion of our business. We do not intend to pay any cash dividends in the foreseeable future but will review this policy as circumstances dictate.

There is currently no market for our securities and there can be no assurance that any market will ever develop or that our common stock will be listed for trading.

The Company’s stock has not been approved for trading on the OTCBB or any other exchange and the Company has not contacted any market makers about applying on behalf of the Company. Therefore, there has not been any established trading market for our common stock and there is currently no market for our securities. Even if we are ultimately approved for trading on the OTC Bulletin Board (“OTCBB”), there can be no assurance as the prices at which our common stock will trade if a trading market develops, of which there can be no assurance.  Until our common stock is fully distributed and an orderly market develops, (if ever) in our common

 Our common stock is subject to the Penny Stock Regulations

Once it commences trading (if ever) our common stock will likely be subject to the SEC's “penny stock” rules to the extent that the price remains less than $5.00. Those rules, which require delivery of a schedule explaining the penny stock market and the associated risks before any sale, may further limit your ability to sell your shares.

The SEC has adopted regulations which generally define “penny stock” to be an equity security that has a market price of less than $5.00 per share. Our common stock currently has no “market price” and when and if a trading market develops, may fall within the definition of penny stock and subject to rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000, or annual incomes exceeding $200,000 or $300,000, together with their spouse).

For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's prior written consent to the transaction. Additionally, for any transaction, other than exempt transactions, involving a penny stock, the rules require the delivery, prior to the transaction, of a risk disclosure document mandated by the Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealers presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Consequently, the `penny stock` rules may restrict the ability of broker-dealers to sell our common stock and may affect the ability of investors to sell their common stock in the secondary market.

Our common stock is illiquid and may in the future be subject to price volatility unrelated to our operations

Our common stock has no market price and, if and when a market price is established, could fluctuate substantially due to a variety of factors, including market perception of our ability to achieve our planned growth, quarterly operating results of other companies in the same industry, trading volume in our common stock, changes in general conditions in the economy and the financial markets or other developments affecting our competitors or us. In addition, the stock market is subject to extreme price and volume fluctuations. This volatility has had a significant effect on the market price of securities issued by many companies for reasons unrelated to their operating performance and could have the same effect on our common stock. Sales of substantial amounts of common stock, or the perception that such sales could occur, could adversely affect the market price of our common stock (if and when a market price is established) and could impair our ability to raise capital through the sale of our equity securities.

We have not voluntarily implemented various corporate governance measures, in the absence of which, shareholders may have more limited protections against interested director transactions, conflicts of interest and similar matters.

Recent Federal legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets. Some of these measures have been adopted in response to legal requirements. Others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE or the Nasdaq Stock Market, on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges are those that address board of directors' independence, audit committee oversight, and the adoption of a code of ethics.  We have not yet adopted any of these corporate governance measures and, since our securities are not yet listed on a national securities exchange, we are not required to do so.  It is possible that if we were to adopt some or all of these corporate governance measures, stockholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct.  Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

RISKS RELATED TO OUR INDUSTRY

We may experience significant fluctuations in our operating results due to a number of factors, which make our future operating results difficult to predict and could cause our operating results to fall below expectations.

Our operating results may fluctuate significantly due to a variety of factors, many of which are outside of our control. As a result, comparing our operating results on a period-to-period basis may not be meaningful. You should not rely on our past results as an indication of our future performance. If our operating results fall below the expectations of investors or securities analysts or below the guidance, if any, we provide to the market, the price of our  common stock could decline very substantially.

Factors that may affect our operating results include:

• changes in the level of our advertising revenue due to the loss of major advertisers, reductions in advertisers' budgets and delays in sales resulting from our failure to complete sales during advertisers' annual purchasing cycles or other factors;

• changes in our advertising rates as a result of low TV ratings, limited acceptance of our advertising model, increased competition, adverse economic conditions or other factors;
• our ability to enter into new distribution agreements that would result in the delivery of our programming to additional subscriber households in the United States and internationally;
• our loss of any distribution agreement or the failure of our existing distributors to maintain or increase the number of their subscriber households;
• changes in our affiliate revenue as a result of declines in the number of subscriber households, the loss of distributors or the impact of variable accounting for equity awards to distributors;
• our ability to attract and retain viewers of RHN TV and users of our website RHN.TV;
• changes in the costs we incur to support user-generated content and changes in the cost of acquiring content from third parties;
• our ability to develop, produce and broadcast in a timely manner new programming content that attracts our audience;
• our ability to hire, train and retain key personnel;
• the amount and timing of operating expenses related to the maintenance and expansion of our business, operations and infrastructure;

• the timing and success of new media offerings by our competitors and any significant changes in the competitive dynamics of our market, including new entrants or substantial discounting of advertising;

• network outages or security breaches;
• the timing of expenses related to any acquisitions and potential future charges for the impairment of goodwill resulting from such acquisitions; and
• general economic conditions that adversely affect advertising rates, the level of advertising or the number of subscriber households of existing and any future distributors.

Due to our limited operating history, we do not have an established system or extensive experience forecasting our future revenue, and we may be unsuccessful in doing so. Our operating expenses are based on our expectations of future revenue and are largely fixed in the short term. As such, any shortfall in revenue in a future period would directly and adversely affect our operating results.

Discrete events can have a significant impact on our revenue. Accordingly, quarterly revenue results may not be a meaningful indicator of future results.

Discrete events can have a significant impact on our revenue. Many advertisers purchase advertising on an annual basis. Accordingly, the level of our advertising sales during any annual sales cycle will significantly impact our future advertising revenue, regardless of the level of advertising before the annual sales cycle. In addition, our level of affiliate revenue will be significantly impacted by entering new or terminating existing distribution agreements, regardless of the level of affiliate revenue before any such change. Accordingly, revenue during any particular quarter may not be a good indicator of revenue in future quarters.

Our success depends on the popularity of our content offerings with our young adult audience. If we fail to engage young adults with our programming, our advertising revenue will not grow as anticipated, and could decline, and our ability to add new distributors would be adversely affected.

Young adults are demanding consumers of content and are subject to rapid and unpredictable changes in their interests and preferences. In addition, our programming competes with other entertainment offerings and activities, including fictional content offerings such as movies and large portions of traditional TV programming, the Internet and video games. If our programming does not engage young adults, advertising revenue will not grow as anticipated, and could decline, and our ability to add new distributors would be adversely affected.

We have an unproven media model that may not be successful.

Our media model is in the early stages of development and may not achieve broad acceptance by users and advertisers. For example, our TV advertising revenue per subscriber household is below the industry average, and our website was only recently launched and has not generated significant revenue to date. Although our TV network and website have achieved early success in attracting viewers, advertisers and industry awards, the media industry is undergoing rapid change and there is no assurance that these early successes will be lasting.

If we are unable to generate advertising revenue, our financial results and ability to grow our business will be adversely affected.

We have not yet achieved widespread adoption of our advertising model by advertisers. In addition, we have a relatively new advertising sales team, including a new head of sales, and we believe we need to hire additional qualified sales personnel to achieve our advertising sales objectives. If our sales team fails to sell advertising on RHN TV and our website RHN.TV our revenue and operating results will be adversely affected.

Our advertising revenue and business could be substantially harmed if we receive low TV ratings.

We currently are not rated for viewership by Nielsen Media Services in the United States or by other media rating agencies outside the United States and do not have any quantitative measurement of viewership. We expect to obtain viewership ratings from Nielsen Media Services in 2012 and may obtain ratings by other media rating agencies outside the United States thereafter. Historically, new television networks have received negligible ratings in the first several years in which they are rated. If we become rated and receive negligible ratings, advertisers may be less interested in sponsoring our content or paying rates consistent with our expectations, and our business, operating results and financial condition could be adversely affected.

Our advertising sales cycles are long and unpredictable, and our sales efforts require considerable time and expense and may not be successful. Many advertisers purchase advertising on an annual basis, which can delay our ability to generate advertising revenue.

Many advertisers undertake a significant evaluation process that can result in a lengthy sales cycle, in some cases over 12 months. We intend to spend substantial time and expense in our sales efforts without any assurance that our efforts will generate any sales. In addition, advertising decisions are frequently influenced by budget constraints, multiple approvals and unplanned administrative, processing and other delays. Moreover, because many advertisers purchase advertising on an annual basis, our ability to sell them advertising will be delayed by a year if we do not generate sales from them during a particular annual advertising sales cycle. If sales expected from a specific advertiser are not realized or are delayed, our business, operating results and financial condition would be adversely affected.

If we are unable to increase the number of subscriber households that receive our programming, we may be unable to increase our revenue as anticipated.

Growth of our affiliate fees depends upon:

• increasing the number of subscriber households by entering into new distribution agreements;
• increasing the number of subscriber households under existing agreements; and
• renewing existing and any new distribution agreements.

Entering into new distribution agreements is difficult and time-consuming, and there is no assurance that we will be able to enter into new, or renew existing, distribution agreements on acceptable terms, or at all, or that such agreements will not be terminated. Failure to deliver our programming to additional subscriber households would adversely affect our ability to increase affiliate fees and advertising revenue.

RHN.TV our website was only recently launched and is at an early stage of development. We have not generated s revenue from RHN.TV.
In August of 2011, we launched RHN.TV. We believe that the website will complement our TV network by extending our content offerings online, expanding the pool of potential content contributions to the TV network, helping build brand awareness, creating a second revenue-generating media platform and permitting a "two-screen" viewing experience. We expect that advertising revenue will constitute a significant portion of the revenue to be generated by RHNTV. To date we have realized no revenue from RHN.TV, and there can be no assurance that we will realize significant revenue or any other benefits from our website. Even if we initially attract advertisers to RHN.TV, they may decide not to advertise on our website if their objectives are not met, or if we do not deliver their advertisements in an appropriate and effective manner. In addition, we have incurred and expect to continue to incur significant costs and have devoted and expect to continue to devote significant resources to develop and enhance our website. If we do not realize a sufficient return on this investment, our business, operating results and financial condition will be adversely affected.

We are subject to the risks of doing business outside the United States.

A key element of our growth strategy is to expand our international operations and provide our content offerings on a worldwide basis. Although our business has been designed to facilitate international expansion on a cost-effective basis, to date our TV network operates abroad only in a beta test mode. In connection with the launch of our programming in new markets, we incur significant capital expenditures and increases in operating expenses in advance of going live with our network and generating affiliate revenue. In addition, we have historically not actively pursued international advertising sales, and international advertising revenue to date has not been significant. We do not expect to generate advertising revenue in new markets until we have achieved market acceptance, and we generally expect advertising revenue, measured on a per subscriber household basis, will be lower in markets outside of the United States. As such, we expect that each launch of our programming in a new market will adversely affect our margins, at least for the short term. Our inexperience in operating our business outside of the United States increases the risk that any international expansion efforts that we may undertake will not be successful. In particular:

• we have very limited experience identifying and producing content designed to appeal to young adults in countries other than the United States;
• we may be unsuccessful in securing distribution agreements in countries outside the United States on favorable per subscriber household rates, if at all; and
• the programming and advertising models we have adopted in the United States may prove unsuccessful in attracting audiences and advertisers in other countries.

In addition, conducting international operations subjects us to new risks that we have not generally faced in the United States. These include:

• fluctuations in currency exchange rates;
• unexpected changes in foreign regulatory requirements;
• longer accounts receivable payment cycles and difficulties in collecting accounts receivable;
• regulatory or contractual limitations on our ability to distribute our programming in certain international markets;
• difficulties and costs associated with managing and staffing international operations;
• failure to renew distribution agreements, which generally have shorter terms than distribution agreements in the United States;
• potentially adverse tax consequences, including restrictions on the repatriation of earnings;

• the burdens of complying with a wide variety of international laws and different technical, certification and legal standards, including local programming, advertising, censorship and other regulations;

• political, social and economic instability abroad, terrorist attacks and security concerns in general, including the impact of any such events on our employees or independent consultants working outside the United States;

• reduced or varied protection of intellectual property rights in some countries; and
• new and different sources of competition.

Any of these risks could negatively affect our international business and, consequently, our overall business, operating results and financial condition.

Our distribution agreements may contain "most favored nation" provisions that may inhibit our ability to acquire new distributors or result in lower fees per subscriber household or other adverse terms under existing agreements. In addition, our distribution agreements contain performance obligations and operating restrictions, and our business could be harmed if we fail to comply with them.

Our distribution agreements may contain "most favored nation" or "MFN" clauses, which are common in the cable television industry. These clauses typically provide that, in the event we enter into an agreement with another distributor with a lower net effective rate per subscriber household or otherwise on more favorable terms, these more favorable terms must be offered to the distributor holding the MFN right, subject to certain exceptions. As a result, MFN clauses may inhibit our ability to enter into new distribution agreements because they may adversely affect affiliate revenue or other rights under existing distribution agreements. However, the Company may choose to enter into a new distribution agreement at a lower per subscriber rate if the revenue from additional subscribers provided under such agreement would more than offset the decline in affiliate revenue under existing distribution agreements with MFN clauses. In addition, MFN clauses are often complex and require subjective interpretation. In the future, we may enter into distribution agreements with different rate structures than our current agreements, which could add further complexity and subjectivity to comparisons of net effective rates. We could be subject to disputes with our distributors over the interpretation or application of MFN clauses, the outcome of which could materially and adversely affect the terms of our distribution agreements and our business, operating results and financial condition. Further, as is customary, our distribution agreements contain numerous performance obligations and operating restrictions. For example, these agreements contain programming requirements and restrictions on content and, in some cases, on distribution of that content. Any failure to comply with these requirements and conditions in any distribution agreement could potentially result in reductions in subscriber fees or termination of the agreement, any of which could materially and adversely affect our business, operating results and financial condition.

Competition could reduce our revenue and prevent us from achieving or maintaining profitability.

We face significant competition in both the cable television and online markets in which we operate. RNT TV will compete with other television networks that target young adults. These networks include Comedy Central, Fuse, G4, MTV, Spike TV and other major cable networks that are owned by large media conglomerates, such as Comcast, Disney, Time Warner and Viacom. Current.com faces competition from companies that are consumer destination websites, such as AOL, Google, MSN and Yahoo!, online video aggregators, such as Hulu and YouTube, and news and social network platforms, such as del.icio.us, digg.com, Facebook and MySpace.

We believe that the principal competitive factors affecting RHN TV and RHN.TV include the following:

• ability to attract and retain the young adult audience;
• quality and reliability of programming;
• the number of subscriber households that receive RHN TV and its placement on distributors' service tiers;
• ability to engage seamlessly with audiences across multiple platforms;
• relevance of content;
• quality and breadth of content library;
• brand recognition and reputation;
• relationships with new and innovative content creators and producers; and
• services for, and relationships with, advertisers.

Some of our future competitors have significantly greater financial, technical, marketing and other resources than we do, enjoy greater name recognition than we do or may have more experience or advantages than we have in the markets in which we compete. For example, companies such as Viacom and Yahoo! may have competitive advantages over us because of their greater size and resources. If we are unable to compete effectively, we could suffer reductions in our viewing audience, declines in advertising revenue, additional obstacles to entering into new distribution agreements, loss of content providers and other harmful effects, any of which would adversely affect our business, operating results and financial condition.

If we fail to develop and maintain brand awareness, our business would suffer.

We believe that developing and maintaining brand awareness in a cost-effective manner is critical to achieving increased viewership of our programming, generating higher advertising revenue and entering into new distribution agreements that expand the number of subscriber households we reach. Our brand promotion activities may not achieve any of these objectives, and even if they do, any resulting increase in revenue may not offset the expense we incur in building our brand. If we fail to promote and maintain our brand, our business, operating results and financial condition would be adversely affected.

Our success will depend on key relationships with content partners.

Obtaining content from third parties is important to our business, if we were unable to obtain content from content partners or other third parties, or if the terms upon which we obtain such content are less favorable to us in the future, our business, operating results and financial condition could be adversely affected.

We may expand through acquisitions, which may divert our management's attention and result in unexpected operating difficulties, increased costs and dilution to our stockholders.

We may acquire complementary businesses, distribution rights, content and other assets. An acquisition may result in unforeseen operating difficulties and expenditures. In particular, we may encounter difficulties in integrating acquisitions, especially if the key personnel of the acquired assets choose not to work for us, and we may have difficulty retaining advertisers and distributors due to changes in management and ownership. Acquisitions may also disrupt our ongoing business, divert our resources and require significant management attention that would otherwise be available for ongoing development of our business. We also may be required to use a substantial amount of our cash, issue equity securities or incur or assume indebtedness to complete an acquisition, which could deplete our cash reserves, dilute our existing stockholders and adversely affect the market price of our common stock. If we incur debt to pay for any acquisition, such indebtedness may include covenants that restrict our operations and would result in additional interest expense that would adversely affect our operating results. We cannot assure you that the anticipated benefits of any acquisition would be realized or that we would not be exposed to unknown liabilities. In addition, acquisitions may negatively impact our results of operations and financial condition because we may incur additional expenses relating to one time charges, writedowns or tax-related expenses.

Our business will suffer if our systems or networks fail, become unavailable or perform poorly.

Our ability to operate our RHN TV and RHN.TV depends on the continued operation of our information systems and networks. As we grow our business, we will need more computing power. This expansion will be expensive and complex. If we do not implement this expansion successfully, or if we experience inefficiencies and operational failures during the implementation, our users' experience could be adversely affected. In addition, our distributor agreements require us to maintain our television network on the air, and if we fail to do so we could be in breach of these contracts. Failure of our systems or networks would adversely affect our business, operating results and financial condition.

If our third-party suppliers fail to provide us with network infrastructure services on a timely basis, our costs could increase and our operations and growth could be hindered.

We rely on third parties to supply key network infrastructure services, including uplink, playback, transmission and satellite services, which are available only from limited sources. We have occasionally experienced delays and other problems in receiving communications equipment, services and facilities and may, in the future, be unable to obtain such services, equipment or facilities on the scale and within the time frames required by us on terms we find acceptable, or at all. If we are unable to obtain, or if we experience a delay in the delivery of, such services, we may be forced to incur significant unanticipated expenses to secure alternative suppliers or adjust our operations, which could materially and adversely affect our business, operating results and financial condition.

Security breaches could impair our TV network and website.

Our TV network and website infrastructure is subject to risks of security breaches and viruses that could impair or shut down our TV network and website. Any interruption of our service offerings could seriously harm our business, operating results and financial condition.

Our TV network and website may be interrupted and we may incur significant losses in the event of an earthquake or other catastrophic event.

Key portions of our production, broadcast and data storage platform for our TV network and the facilities for operating our website are located in Northern and Southern California, regions known for seismic activity. A significant earthquake or other catastrophic event in either of these regions could interrupt all or a portion of the services offered on our TV network or website, perhaps for an extended period of time, and result in significant losses, particularly if we are required to replace significant portions of our facilities or relocate to other sites. As a result, any such event could seriously harm our business, operating results and financial condition.

New distribution technologies may fundamentally change the way programming is distributed and our inability to adapt to them may adversely affect our business.

The advent of digital technology is likely to accelerate the convergence of broadcast, telecommunications, Internet and other media and could result in material changes in the economics, regulations, intellectual property usage and technical platforms on which our business relies. These changes could fundamentally affect the scale, source and volatility of our current and anticipated revenue streams and cost structures, and may require us to significantly change our operations. There is a significant risk that our business and prospects will be harmed by these changes or that we will not identify or adapt to them as quickly as our competitors do. If we fail to adapt, our business, operating results and financial condition may be materially and adversely affected.

We will continue to have to adapt to technological change. We may not be successful or may have to incur significant expenditures to adapt to technological change.

The media industry has been, and is likely to continue to be, subject to rapid and significant technological change. We expect that new technologies will emerge that may be superior to, or may not be compatible with, some of our existing technologies, and may require us to make significant expenditures to remain competitive. Our future success will depend, in part, on our ability to anticipate and adapt to technological changes in a cost-effective manner and to offer, on a timely basis, services that meet customer demands and evolving industry standards. For example, we may incur significant expenditures if we decide to transition to high-definition broadcasting in the future. In addition, we rely in part on third parties for the development of, and access to, communications and network technology. As a result, we may be unable to obtain access to new technology on a timely basis, in a cost-effective manner or on satisfactory terms. If we fail to adapt successfully to any technological change or obsolescence, or fail to obtain access to important technologies or incur significant expenditures in adapting to technological change, our business, operating results and financial condition could be materially and adversely affected.

The expansion of digital distribution in our markets may increase competition for viewers, ratings and related advertising revenue.

The increased capacity of digital distribution platforms, including the introduction of digital terrestrial television, could reduce the number of subscribers for cable and satellite TV or lower barriers to entry for competing channels, and as a result adversely impact our anticipated operating results and market position. A greater number of channels would increase competition for distributors, viewers and advertisers, which could affect our ability to attract advertising and new distribution at desired pricing levels, if at all, and could therefore hinder or prevent our growth.

If a recession were to occur, it would likely materially and adversely affect our business.

Many economists are now predicting that the United States and, possibly, the global economy, may enter into a deeper recession as a result of the credit crisis and a variety of other factors. If a deeper recession were to occur, cable, satellite and telecommunications distributors would likely experience a decline in the number of subscriber households, and advertisers would likely decrease their advertising spending on television and other media channels. As a result, if a recession were to occur, it would likely have a material adverse effect upon our business, operating results and financial condition.

Applicable government regulations could harm our business.

The scope of communications regulations to which we or our distributors are subject varies from country to country. Typically, video programming regulation in each of the countries in which we or our distributors operate or plan to operate requires that domestic broadcasters and platform providers secure certain licenses from the domestic communications authority. Additionally, most nations have communications legislation and regulations that set standards regarding program content and the content and scheduling of television advertisements. Most nations also have legislation and regulations that provide that a certain portion of programming carried by broadcasters or multi-channel video programming distributors be produced domestically and to some degree be sourced from domestic production companies that are independent of the distributor. Some jurisdictions in which we plan to operate have strict censorship of content, and prohibited content may vary substantially over time.

These regulations could harm our business by impacting us or our distributors. For example, the Communications Act of 1934 (the "Communications Act"), includes provisions that preclude cable operators affiliated with video programmers from favoring their programmers over competitors and effectively preclude such programmers from selling their programming exclusively to cable operators. We are currently subject to these so-called program access rules because some of our affiliates own equity interests in our company. As a result, our flexibility to negotiate the most favorable terms available for our content may be limited.

In most countries, communications regulations are generally subject to periodic and ongoing governmental review and legislative initiatives that may affect the nature of programming we are able to offer and the means by which it is distributed. For example, the U.S. Federal Communications Commission, or FCC, is considering expansion of the exclusivity ban on programmers affiliated with cable operators to programmers affiliated with satellite networks. Any such restrictions, if adopted, could adversely affect our ability to negotiate with satellite programming distributors should we become subject to any such rules. In addition, some policymakers maintain that cable and satellite operators should be required to offer programming to subscribers on a network-by-network, or á la carte, basis or to provide "family friendly" program tiers. The unbundling or tiering of program services could result in reduced subscriber households and advertising revenues and increased marketing expenses. The timing, scope or outcome of these reviews and initiatives could be unfavorable to us, and any changes to current communications legislation or regulations could require adjustments to our operations.

The laws relating to the liability of providers of online services are currently unsettled both within the U.S. and abroad. Claims against other companies with online businesses similar to ours have been threatened and filed under both U.S. and foreign law for defamation, libel, invasion of privacy and other data protection, tort, unlawful activity, copyright or trademark infringement or other theories based on ads posted on a website and content generated by a website's users. Compliance with these laws is complex and may impose significant additional costs on us and restrictions on our business. Any failure to comply with these laws could subject us to significant liability.

Piracy of our intellectual property and other content, including digital and Internet piracy, may decrease revenue received from the exploitation of our content and adversely affect our business and profitability.

The success of our business depends in part on our ability to defend the intellectual property rights to our content. Piracy of television programming and video content as well as other intellectual property is prevalent in many parts of the world. In addition, digital technology facilitates the creation, transmission and sharing of high quality unauthorized copies of video and other content. The proliferation of unauthorized copies and piracy of our content may have a material and adverse effect on our business, operating results and financial condition.

Alleged infringement of the intellectual property of others may cause third parties to sue us or could harm our reputation with advertisers and other partners.

There is considerable patent, copyright and other intellectual property development activity in the media industry. Our success depends upon our not infringing the intellectual property or equivalent rights of others in the United States or abroad. Our competitors, as well as a number of other entities and individuals, may own or claim to own intellectual property or equivalent rights relating to our business. From time to time, third parties may claim that we are infringing their intellectual property or equivalent rights, and we may be found to be infringing such rights. For example, we have been sued in the past and may be sued in the future by third parties, alleging that our use of the name "Current" infringes their trademarks, and seeking to enjoin us from using the name "Current" and to recover unspecified monetary damages. Although we have not received an adverse outcome to date, we could in the future incur significant defense costs, be required to stop using the name "Current," pay significant damages and suffer diversion of the attention of our senior management from the operations of our business. In addition, we may be unaware of the intellectual property rights of others, such as patent or trade secret rights, that may cover some or all of our technology or business methods. We have also been asked and from time to time may be asked in the future by content owners to stop the display or hosting of copyrighted materials on Current.com pursuant to the Digital Millennium Copyright Act. In addition, content providers may claim that we are contributorily or vicariously liable for the use of our technology or website to infringe the content providers' copyrights. Third parties may file trademark and other claims against us for use or misuse of their intellectual property in advertising on our website or television programs. We have responded and will continue to promptly respond to Digital Millennium Copyright Act takedown notices or complaints alleging that we are providing unauthorized access to copyrighted content. Nevertheless, we cannot guarantee that infringing content will not exist on our website, or in listings on links from our website, or that we will be able to resolve any disputes that may arise with content providers or users regarding such infringing content. Furthermore, compliance with the Digital Millennium Copyright Act limits monetary damages but does not limit equitable remedies such as injunctions.

Any claims or litigation could cause us to incur significant expenses and, if successfully asserted against us, could require that we pay substantial damages or ongoing royalty payments, prevent us from providing content or utilizing technology methods, require that we comply with other unfavorable terms, or hurt our reputation with advertisers, distributors and other partners. Any of these outcomes could seriously harm our business. Even if we were to prevail, any litigation regarding intellectual property could be costly and time-consuming, divert the attention of our management and key personnel from our business operations and materially and adversely affect our business, operating results and financial condition.

FINANCIAL INFORMATION

Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion of our financial condition and results of operation from inception May 4, 2010 through June 30, 2011 should be read in conjunction with the financial statements and the notes to those statements that are included elsewhere in this report. Our discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under the “Risk Factors,” “Cautionary Notice Regarding Forward-Looking Statements” and “Our Business” sections in this Form 8-K.  We use words such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” and similar expressions to identify forward-looking statements.

Plan of Operation

The Company licensed all right to RHN media content and distribution platforms that include a cable channel that provides intelligent, family-appropriate Hip-Hop content to a multi-racial/multi-generational 18-34 year-old audience demographic. RHN’s website RHN.TV is designed to be the Internet destination for the Company’s target audiences.  RHN Mobile delivers music, gaming, and video content to the target audiences on wireless devices across wireless service providers. The Company also intends use its broadband and digital platforms to deliver video streaming content to gaming systems that include: X-BOX 360, NINTENDO Wii, and PLAYSTATION 3. RHN has beta tested the delivery of live streaming version of its video content online and on RHN.TV. RHN has also beta tested its content to over 164,000,000 households in Africa, Europe, and the Middle East through an informal available time brokerage agreement with Ethiopian Broadcast System (EBS). The RHN will continue to beta test in the United States (“US”) with an estimated audience of 3 million households until the Company can launch commercially through national subscription TV that is estimated to be the fall of 2011. RHN assigned the Company distribution term sheet with DirecTV, which could allow the Company to launch to a viewership of an estimated 18 million subscribers (attached as Exhibit A of the License Agreement Exhibit 10.1).  RHN has also assigned a term sheets to the Company to launch on the DISH Network which could give access to another estimated 14 million subscribers (attached as Exhibit B of the License Agreement Exhibit 10.1). In addition, RHN has identified and negotiated Local Marketing Agreements (LMA) to carry the network with additional Low Power Television Stations in (21) major and secondary markets outlined in the distribution and marketing section below which could add an additional 37 million households. The Company is evaluating all of the licensors distribution agreements and will not take assignment of any agreements until the Company is ready to commercially launch and has accomplished is financing objectives outlined below.

On August 3, 2011, Accelerated Acquisitions XII (the “Company”) entered into a Licensing Agreement (“Licensing Agreement”) with Real Hip-Hop Network Broadcast Corporation (“Licensor”) pursuant to which the Company was granted an exclusive, non-transferrable worldwide license for certain first run movies, live concerts, break-dance battles, rhyme competitions, documentaries, news, DJ competitions and interviews (“media content”), distribution platforms, patents, intellectual property, know-how, trade secret information to provide intelligent, family-appropriate Hip-Hop content to a multi-racial/multi-generational demographic.

Except for the rights granted under the License Agreement, Licensor retains all rights, title and interest to the content and any additions thereto—although the License includes the Company’s right to utilize such additions. The term of the License commences on the date of the Licensing Agreement and continues for thirty (30) years, provided that the Licensee is not in breach or default of any of the terms or conditions contained in this Agreement.  In addition to other requirements, the continuation of the License is conditioned on the Company generating net revenues in the normal course of operations or the funding by the Company of specified amounts for qualifying distribution and commercialization expenses related to the media content. In addition, the Company is required to fund certain specified expenses related to the distribution of the media content as specified in the License Agreement. The license is terminated upon the occurrence of events of default specified in the License Agreement and outlined as followed: If any of the Parties are in breach or default of the terms or conditions contained in this Agreement and do not rectify or remedy that breach or default within 90 days from the date of receipt of notice by the other party requiring that default or breach to be remedied, then the other party may give to the party in default a notice in writing terminating this Agreement. The License Agreement attached as Exhibit 10.1.

The Company is an emerging growth company that has licensed media content and distribution platforms to entry into a unique business of providing intelligent, family-appropriate Hip-Hop content to a multi-racial/multi-generational demographic. We will continue to acquire media content as well as internally develop content with the goal of informing and enriching our young adult audience and encouraging their participation across platforms. The Company will operate a television network, The Real Hip-Hop Network (“RHN”), a website, RHN.TV, and RHN Mobile that will distribute media content to mobile devices.

The Company will not be able to commercialize either its media content or distribution platforms without additional capital, if we do not raise additional funds of at least $2 million for the advancement of its content distribution over the next three years it will lose its rights to the media content and distribution platforms. The Company will require significant additional financing in order to meet the milestones and requirements of its Business Plan and avoid discontinuation of the License.  Funding would be required for staffing, marketing, public relations and the necessary distribution to expanding the scope of its offering to include the global market. The Company intends to seek an aggregate of $50,000,000 in 2011 and 2012 through the sale of equity or convertible debt securities, the issuance of these securities could dilute existing shareholders. The Company’s funding plans include selling additional capital stock and/or borrowing to fund the aforementioned expenses. The Company intends to approach Hedge Funds, Venture Capital Groups, Private Investment Groups and other Institutional Investment Groups in its efforts to achieve future funding. The Company therefore intends to raise an aggregate of $50 million in 2011 and 2012, the proceeds of which would be utilized as follows:

Management, Business Development and related expenses:

Management 1	$2,479,177

Business Development 2	$4,084,832

TV Network expenditures:

Network License Fees	$25,860,155

Programming and Production	$7,179,041

Other expenditures:

Advertising and Public Relations	$1,062,640

Rent and other payables	$999,918

Finance closing cost, legal, accounting	$4,718,000

Increase in Working Capital	$3,616,237

Total Use of Proceeds	$50,000,000

                (1)   Includes base compensation, benefits and expenses for director-level, and above, domestic and international employees over a two year time frame with the number of management team members (6) ramping up commensurate with the staff build-up. Of the total, 65% is for base compensation, 13% for benefits and taxes, and 22% for expenses.

    (2)   Compensation for an estimated domestic and international marketing staff ramping up to 16 full-time-equivalent (FTE) business development (marketing) employees over a two-year time frame.  Of the total, 80% is for base compensation (average salary, $60,000); with 20% for benefits and taxes. This also includes the marketing cost.

There is no guarantee that the Company will be able to raise this or any amount of additional capital and a failure to do so would have a significant adverse effect on the Company’s ability, or would cause significant delays in its ability to address the market for the distribution of media content and achieve its Business Plan, it estimated the minimum amount of capital the company needs to raise over the ne twelve months is $1 million to continue operations. Neither the Company nor any of its advisors or consultants has significant experience in raising funds similar to the $50,000,000 estimated to be required

Going Concern

We were a shell company from May 4, 2010 until our entry into the media content distribution business in August 15, 2011.  We have incurred net losses of approximately $1,800 since inception through March 31, 2011.  At March 31, 2011 we had approximately $200 in cash and approximately $0 other assets and our total liabilities were approximately $0.  The report of our independent registered public accounting firm on our financial statements from inception through March 31, 2011 contains an explanatory paragraph regarding our ability to continue as a going concern based upon recurring operating losses and our need to obtain additional financing to sustain operations.  Our ability to continue as a going concern is dependent upon our ability to obtain the necessary financing to meet our obligations and repay our liabilities when they become due and to generate sufficient revenues from our operations to pay our operating expenses.  There are no assurances that we will continue as a going concern.

Results of Operations

Results of Operations for the period ended June 30, 2011

The Company was incorporated on May 4, 2010, and as such had no meaningful results of operations for the period ended March 31, 2011.

During the period from inception (May 4, 2010) through March 31, 2011, we had no revenues and recognized expenses of $1,800 which primarily comprised professional and legal fees and other costs related to the start-up and organization of our business and raising initial capital for the Company.

Liquidity and Capital Resources

As of March 31, 2011, the Company had cash on hand of $200 and had total current liabilities of $0.  Form the time of inception May 4, 2010 through March 31, 2011, we incurred expenses of approximately $1,800 as a result of professional fees required for the compliance of our financial reporting.

Off-Balance Sheet Arrangements

The Company does not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on the Company’s financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Seasonality

Our operating results are not affected by seasonality.

Inflation

Our business and operating results are not affected in any material way by inflation.

Critical Accounting Policies

The Securities and Exchange Commission issued Financial Reporting Release No. 60, "Cautionary Advice Regarding Disclosure About Critical Accounting Policies" suggesting that companies provide additional disclosure and commentary on their most critical accounting policies.  In Financial Reporting Release No. 60, the Securities and Exchange Commission has defined the most critical accounting policies as the ones that are most important to the portrayal of a company's financial condition and operating results, and require management to make its most difficult and subjective judgments, often as a result of the need to make estimates of matters that are inherently uncertain.  The nature of our business generally does not call for the preparation or use of estimates.  Due to the fact that the Company does not have any operating business, we do not believe that we do not have any such critical accounting policies.

PROPERTIES

Offices

At this time, the Company maintains its designated office at 1840 Gateway Drive, Suite 200, Foster City, CA 94404.  The Company’s telephone number is (650) 283-2653.  The Company’s fax number is (202) 478-0832.  The Company’s website is www.RHN.TV

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of August 15, 2011, by: (I) each current director; each nominee for director, and executive officer of the Company; (ii) all directors and executive officers as a group; and (iii) each shareholder who owns more than five percent of the outstanding shares of the Company's Common Stock. Except as otherwise indicated, the Company believes each of the persons listed below possesses sole voting and investment power with respect to the shares indicated.

Name and Address	Number of Shares	Percentage Owned

SSM Media Ventures	22,350,000	88.8%
1020 19th Street, Suite 525 Washington, D.C. 20036

Accelerated Venture Partners, LLC
1840 Gateway Drive, Suite 200
Foster City CA, 94404	3,000,000	11.2%

Timothy Neher (5)	3,000,000	11.2%
___________

(1) This table is based upon 25,350,000 shares issued and outstanding as August 15, 2011.

(2) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to the shares. Shares of Common Stock subject to options or warrants currently exercisable or exercisable within 60 days are deemed outstanding for computing the percentage of the person holding such options or warrants, but are not deemed outstanding for computing the percentage of any other person.

(3) Timothy Neher is founder and Managing Partner of Accelerated Venture Partners, LLC and holds voting and dispositive power for these shares.

(4) Shares are owned directly by Accelerated Venture Partners, LLC. Timothy Neher, is Managing Partner of Accelerated Venture Partners and holds voting and dispositive power for these shares.

(5) Timothy Neher is founder and Managing Partner of Accelerated Venture Partners, LLC and holds voting and dispositive power for these shares.

DIRECTORS AND EXECUTIVE OFFICERS

The following individuals currently serve as our executive officers and directors:

Name	Age	Position

Atonn F. Muhammad	38	Chief Executive Officer, Chairman
Alvin Butler, Jr.	31	Chief Financial Officer, Treasurer
Matthew Anderson	28	Chief of Staff, Secretary
Aquil Muhammad	60	Chief Security Officer, Vice-Chairman

Atonn F. Muhammad - Chief Executive Officer, Chairman
Mr. Muhammad is Chief Executive Officer and Chairman of the Company since July 16, 2011 and is a seasoned, successful entrepreneur with strong, deep ties to the television programming and music industries and communities. He continues to hold the position as CEO at Real Hip-Hop Network Broadcast Corporation that he has held since 2003. Mr. Muhammad is also the co-founder and CEO of SSM Media Ventures, Inc, from 2008 to 2011. Prior to the inception of SSM Media Ventures, Inc and Real Hip-Hop Network Broadcast Corporation, Mr. Muhammad was a Financial Advisor with Morgan Stanley from 2000 to 2001. Mr. Muhammad was also the co-founder and CEO of SSM Media and Entertainment Group, Inc, from 2000 to 2003. SSM Media was telecommunications media firm created to provide television programming services to diverse, global markets through satellite and cable distribution. Prior to SSM Media and Entertainment Group, Inc, he was the CEO of RAAMM Enterprises, Inc., a successful concert promotions company that he was with from 1993 to 1998.

Mr. Muhammad has been featured on CNN/CNN Headline News/ BET/ The Hollywood Reporter and Billboard magazine. Mr. Muhammad has been making waves in the industry through his efforts to debunk the commonly held image of Hip-Hop being associated with misogyny, excessive violence, and Pimp culture. He has been on speaking tours with Bill Cosby and has gone all across this country spreading his message. He was educated at the University of Miami and was a running back for the school’s nationally acclaimed football team.

Alvin Butler, Jr. – Chief Financial Officer, Treasurer
Mr. Butler Chief Financial Officer and Treasurer of the Company since July 16, 2011 and has a strong background in financial management.  Prior joining the Company Mr. Butler was CFO at SSM Media ventures from 2007 to 2011.to his role was to maintain the financial stability of SSM and all of its properties worldwide.  As SSM Media Ventures, Inc. expanded its reach Mr. Butler ensured that funds were allocated and managed appropriately for the success of the companies.  Mr. Butler also regularly communicated with shareholders and secured key partnerships with other financial experts and industry specialist to ensure success.  Mr. Butler also was the Chief Financial Officer of American Home Investment Group, Inc. from 2000 to 2005 where he led and arranged the funding for several key acquisitions.  Mr. Butler has played a key role in many development projects including real estate, media, and global commerce.  Mr. Butler has a passion for financial systems and management and business development.

Matthew Anderson - Chief of Staff, Secretary
Mr. Anderson is Chief of Staff and Secretary of the Company since July16, 2011, and is an experienced entrepreneur and business leader. Prior to joining the Company he was Chief of Staff at Real Hip-Hop Network Broadcast Corporation from 2007 to 2011 where he facilitated key partnerships and business opportunities. He was also the former President/CEO of American Home Investment Group, Inc. from 2005 to 2008 which specialized in acquiring and developing commercial and residential real estate projects where the deal sizes ranged from a few million up to eighty million dollars. Prior to American Home Investment Group, Inc Mr. Anderson was an Operations Manager with United Parcel Service from 2000 to 2004.

Aquil Muhammad – Chief Security Officer, Vice Chairman
Mr. Muhammad is Chief Security Officer and Vice Chairman of the Company since July 16, 2011, and has been Chief Security Officer of Real Hip-Hop Network Broadcast Corporation since 2003. Prior to Real Hip-Hop Network Broadcast Corporation Mr. Muhammad founded Star-Brite Security and was CEO from 1997 to 2003, one of Washington D.C.’s largest security companies. Mr. Muhammad was also Founder and CEO of NOI Security from 1991 to 1996. He has advised many large companies and organizations on security, internal controls and compliance. Mr. Muhammad’s role with the Company as Vice Chairman/Chief Security Officer is to advise the CEO on security, compliance, policy and procedures.

Timothy J. Neher
Founder, President, Secretary, Treasurer and sole director of the Company from its founding in May 2010 through July 16, 2011 when Mr. Neher resigned his positions. Mr. Neher is the founding partner of Accelerated Venture Partners, LLC, a private venture capital firm based in Foster City, California, and has over 15 years of experience in connection with the provision of debt and equity financing, mergers and public offering transactions. Timothy is the acting Chief Financial Officer, Treasurer and a Director of Mikojo, Inc. a public reporting company since 2009. Mr. Neher is also Director of Pinpointed Solutions Inc. a private company since 2008, Director of Ipaypod Inc., a private company since 2007 and Director of Internet Card Present, Inc., a private company since 2007. He is also the President, Secretary and sole director of following public reporting companies:  Accelerated Acquisitions XIII, Inc., Accelerated Acquisitions XIV, Inc. and director of Virolab a public reporting company since May of 2010. Prior to founding Accelerated Venture Partners, Internet Card Present Industries, Pinpointed Solutions and Ipaypod, Timothy was Chairman and Chief Executive Officer of Wherify Wireless, a private to public company from 1999 to 2007.  Other past experience includes roles as VP of Marketing & Sales for CTH Consumer Plastics and VP of Operations for Windy City Product Development.

On May 4, 2010, the Registrant sold 5,000,000 shares of Common Stock to Accelerated Venture Partners, LLC controlled by Timothy Neher for an aggregate investment of $2,000.00.  The Registrant sold these shares of Common Stock under the exemption from registration provided by Section 4(2) of the Securities Act. On July 18, 2011 the Company entered into a Consulting Services Agreement with Accelerated Venture Partners, LLC described in the “CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE” section below. Mr. Neher had no prior relationship SSM Media Ventures or Real Hip-Hop Network Broadcast Corporationor any involvement in facilitating the License Agreement between the Company and The Real Hip-Hop Network, LLC.

There are no family relationships between our officers and directors.  Each director is elected at our annual meeting of stockholders and holds office until the next annual meeting of stockholders, or until his successor is elected and qualified.

 EXECUTIVE COMPENSATION

The following table summarizes all compensation recorded by us in 2010 and 2011 for our principal executive officers, each other executive officer serving as such whose annual compensation exceeded $100,000, and up to four additional individuals for whom disclosure would have been made in this table but for the fact that the individual was not serving as an executive officer of our Company at March 31, 2011.

None

Outstanding Equity Awards at Fiscal Year-End

The following table provides information concerning unexercised options, stock that has not vested and equity incentive plan awards for each named executive officer outstanding from inception May 4, 2010 through August 15, 2011:

None

Compensation of Directors

We have not established standard compensation arrangements for our directors and the compensation, if any, payable to each individual for their service on our Board will be determined from time to time by our Board of Directors based upon the amount of time expended by each of the directors on our behalf.  None of our directors received any compensation for their services.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Related Transactions

On August 15, 2011, Accelerated Acquisitions XII (the “Company”) entered into a Licensing Agreement (“Licensing Agreement”) with Real Hip-Hop Network Broadcast Corporation (“Licensor”) pursuant to which the Company was granted an exclusive, non-transferrable worldwide license for certain media content, distribution platforms, patents, intellectual property, know-how, trade secret information to provide intelligent, family-appropriate Hip-Hop content to a multi-racial/multi-generational demographic.

The Company acquired the media content and distribution platform rights from the Licensor, a company based in Washington D.C. that will continue its business of media content development and be a third party media content supplier to the Company, Atonn Muhammad is the founder and President of Licensor and has been President, Chief Executive Officer (CEO) and director of the Company since July 16, 2011. Mr. Muhammad is also the President and CEO and shareholder of SSM Media Ventures, Inc. that owns 22.350,000 shares of the Company’s outstanding common stock, representing an 88.2% ownership interest in the Company. SSM Media Ventures purchased its shares in the Company on July 16, 2011 as disclosed in a Form 8-K filed on July 19, 2011. There were no other agreements between the Company and SSM Media Ventures prior to the Share Purchase Agreement entered into on July 16, 2011.

The Company is a party to the Consulting Services Agreement with Accelerated Venture Partners, LLC, which is controlled by Timothy J. Neher, a shareholder of the Company.  As a result, this may not be an arms-length agreement. Mr. Neher’s relationship with numerous publicly reporting companies and through Accelerated Venture Partners, LLC, has similar consulting agreements with these publicly reporting companies as outlined below;

On July 18, 2011, the Company entered into a Consulting Services Agreement with Accelerated Venture Partners LLC (“AVP”), a company controlled by Timothy J. Neher.  The agreement requires AVP to provide the  Company  with certain advisory services that include reviewing the Company’s business plan, identifying and introducing prospective financial and business partners, and providing general business advice regarding the Company’s operations and business strategy in consideration of (a) an option granted by the Company to AVP to purchase 1,500,000 shares of the Company’s common stock at a price of $0.0001 per share (the “AVP Option”) (which was immediately exercised by the holder) subject to a repurchase option granted to the Company to repurchase the shares at a price of $0.0001 per share in the event the Company fails to complete funding as detailed in the agreement subject to the following milestones:
.
● Milestone 1 -	Company’s right of repurchase will lapse with respect to 60% of the shares upon securing $10 million in available cash from funding;
● Milestone 2 -	Company’s right of repurchase will lapse with respect to 20% of the Shares upon securing $20 million in available cash (inclusive of any amounts attributable to Milestone 1);
● Milestone 3 -	Company’s right of repurchase will lapse with respect to 20% of the Shares upon securing $30 million in available cash (inclusive of any amounts attributable to Milestone 2);
and (b) cash compensation at a rate of $66,667 per month.  The payment of such compensation is subject to Company’s achievement of certain designated milestones, specifically, cash compensation of $800,000 is due consultant upon the achievement of Milestone 1, $800,000 upon the achievement of Milestone 2 and $800,000 upon the achievement of Milestone 3. Upon achieving each Milestone, the cash compensation is to be paid to consultant in the amount then due at the rate of $66,667 per month. The total cash compensation to be received by the consultant is not to exceed $2,400,000 unless the Company receives an amount of funding in excess of the amount specified in Milestone 3. If the Company receives equity or debt financing that is an amount less than Milestone 1, in between any of the above Milestones or greater than the above Milestones, the cash compensation earned by the Consultant under this Agreement will be prorated according to the above Milestones. The Company also has the option to make a lump sum payment to AVP in lieu of all amounts payable thereunder.

Other.

The officers and directors for the Company are involved in other business activities and may, in the future, become involved in other business opportunities.  If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interest.  The Company has not formulated a policy for the resolution of such conflicts.

 Director Independence

The Company has no “independent” directors within the meaning of Nasdaq Marketplace Rule 4200.

LEGAL PROCEEDINGS

None

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Price of the Registrant’s Common Equity

Our stock has yet to trade on any established market.

Dividend Policy

We have never paid cash dividends on our common stock.  Under Delaware law, we may declare and pay dividends on our capital stock either out of our surplus, as defined in the relevant Delaware statutes, or if there is no such surplus, out of our net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year.  If, however, the capital of our company, computed in accordance with the relevant Delaware statutes, has been diminished by depreciation in the value of our property, or by losses, or otherwise, to an amount less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets, we are prohibited from declaring and paying out of such net profits any dividends upon any shares of our capital stock until the deficiency in the amount of capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets shall have been repaired.

RECENT SALES OF UNREGISTERED SECURITIES

On May 4, 2010, the Registrant sold 5,000,000 shares of Common Stock to Accelerated Venture Partners, LLC for an aggregate investment of $2,000.00.  The Registrant sold these shares of Common Stock under the exemption from registration provided by Section 4(2) of the Securities Act.

On July 16, 2011, SSM Media Ventures, Inc (“Purchaser”) agreed to acquire 22,350,000 shares of the Company’s common stock par value $0.0001 for a price of $0.0001 per share.  At the same time, Accelerated Venture Partners, LLC agreed to tender 3,500,000 of their 5,000,000 shares of the Company’s common stock par value $0.0001 for cancellation.  Following these transactions, SSM Media Ventures owned approximately 94% of the Company’s 23,850,000 issued and outstanding shares of common stock par value $0.0001 and the interest of Accelerated Venture Partners, LLC was reduced to approximately 6% of the total issued and outstanding shares.  Simultaneously with the share purchase, Timothy Neher resigned from the Company’s Board of Directors and Atonn Muhammad was simultaneously appointed to the Company’s Board of Directors.  Such action represents a change of control of the Company.

The Purchaser used their working capital to acquire the Shares. The Purchaser did not borrow any funds to acquire the Shares. Prior to the purchase of the shares, the Purchaser was not affiliated with the Company. However, the Purchaser will be deemed an affiliate of the Company after the share purchase as a result of their stock ownership interest in the Company. The purchase of the shares by the Purchaser was completed pursuant to written Subscription Agreements with the Company.  The purchase was not subject to any other terms and conditions other than the sale of the shares in exchange for the cash payment. The Company intends to file a Certificate of Amendment to its Certificate of Incorporation with the Secretary of State of Delaware in order to change its name to “Real Hip-Hop Network, Inc.”.

On July 18, 2011, the Company entered into a Consulting Services Agreement with Accelerated Venture Partners LLC (“AVP”), a company controlled by Timothy J. Neher.  The agreement requires AVP to provide the  Company  with certain advisory services that include reviewing the Company’s business plan, identifying and introducing prospective financial and business partners, and providing general business advice regarding the Company’s operations and business strategy in consideration of (a) an option granted by the Company to AVP to purchase 1,500,000 shares of the Company’s common stock at a price of $0.0001 per share (the “AVP Option”) (which was immediately exercised by the holder) subject to a repurchase option granted to the Company to repurchase the shares at a price of $0.0001 per share in the event the Company fails to complete funding as detailed in the agreement subject to the following milestones:
.
● Milestone 1 -	Company’s right of repurchase will lapse with respect to 60% of the shares upon securing $10 million in available cash from funding;

● Milestone 2 -	Company’s right of repurchase will lapse with respect to 20% of the Shares upon securing $20 million in available cash (inclusive of any amounts attributable to Milestone 1);
● Milestone 3 -	Company’s right of repurchase will lapse with respect to 20% of the Shares upon securing $30 million in available cash (inclusive of any amounts attributable to Milestone 2);
and (b) cash compensation at a rate of $66,667 per month.  The payment of such compensation is subject to Company’s achievement of certain designated milestones, specifically, cash compensation of $800,000 is due consultant upon the achievement of Milestone 1, $800,000 upon the achievement of Milestone 2 and $800,000 upon the achievement of Milestone 3. Upon achieving each Milestone, the cash compensation is to be paid to consultant in the amount then due at the rate of $66,667 per month. The total cash compensation to be received by the consultant is not to exceed $2,400,000 unless the Company receives an amount of funding in excess of the amount specified in Milestone 3. If the Company receives equity or debt financing that is an amount less than Milestone 1, in between any of the above Milestones or greater than the above Milestones, the cash compensation earned by the Consultant under this Agreement will be prorated according to the above Milestones. The Company also has the option to make a lump sum payment to AVP in lieu of all amounts payable thereunder.

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.0001 per share, and 10,000,000 shares of preferred stock, par value $0.0001 per share, the rights and preferences of which may be established from time to time by our board.  As of August 15, 2011, there were 25,350,000 shares of common stock and no shares of preferred stock issued and outstanding.

Common Stock

Holders of our common stock are entitled to one vote for each share on all matters voted upon by our stockholders, including the election of directors, and do not have cumulative voting rights.  Subject to the rights of holders of any then outstanding shares of our preferred stock, our common stockholders are entitled to any dividends that may be declared by our board.  Holders of our common stock are entitled to share ratably in our net assets upon our dissolution or liquidation after payment or provision for all liabilities and any preferential liquidation rights of our preferred stock then outstanding.  Holders of our common stock have no preemptive rights to purchase shares of our stock.  The shares of our common stock are not subject to any redemption provisions and are not convertible into any other shares of our capital stock.  All outstanding shares of our common stock are, and the shares of common stock to be issued in the offering will be, upon payment therefore, fully paid and nonassessable. The rights, preferences and privileges of holders of our common stock will be subject to those of the holders of any shares of our preferred stock we may issue in the future.

Preferred Stock

Our board may, from time to time, authorize the issuance of one or more classes or series of preferred stock without stockholder approval. Subject to the provisions of our certificate of incorporation and limitations prescribed by law, our board is authorized to adopt resolutions to issue shares, establish the number of shares, change the number of shares constituting any series, and provide or change the voting powers, designations, preferences and relative rights, qualifications, limitations or restrictions on shares of our preferred stock, including dividend rights, terms of redemption, conversion rights and liquidation preferences, in each case without any action or vote by our stockholders. One of the effects of undesignated preferred stock may be to enable our board to discourage an attempt to obtain control of our company by means of a tender offer, proxy contest, merger or otherwise. The issuance of preferred stock may adversely affect the rights of our common stockholders by, among other things:

●	Restricting dividends on the common stock;
●	Diluting the voting power of the common stock;
●	Impairing the liquidation rights of the common stock; or
●	Delaying or preventing a change in control without further action by the stockholders.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements

Financial Statements (Audited) for the period from inception May 4, 2010 to period ended March 31, 2011 (audited by Paritz & Co., P.A. and Peter Messineo, CPA) are attached hereto as Exhibit 99.1.

(d) Exhibits

NUMBER	DESCRIPTION

10.1	Licensing Agreement

99.1	Financial Statements (Audited) for the period from inception May 4, 2010 to period ended March 31, 2011

SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
ACCELERATED ACQUISITIONS XII, INC

By:	/s/ Atonn F. Muhammad
Name:	Atonn F. Muhammad
Title:	Chef Executive Officer

Dated: August 15, 2011

EXHIBIT LIST

NUMBER	DESCRIPTION

10.1	Licensing Agreement

99.1	Financial Statements (Audited) for the period from inception May 4, 2010 to period ended March 31, 2011